Exhibit 4.1


                                                               EXECUTION VERSION



================================================================================


                                   KROLL INC.,

                                   as Issuer,

                                       and

                              The Bank of New York,

                                   as Trustee

                           ---------------------------

                                    INDENTURE

                           Dated as of January 2, 2004
                           ---------------------------



                                  $175,000,000

            1.75% Convertible Subordinated Notes due January 15, 2014


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. Definitions.....................................................1
SECTION 1.2. Incorporation by Reference of Trust Indenture Act..............11
SECTION 1.3. Rules of Construction..........................................12

                                   ARTICLE II

                                    THE NOTES

SECTION 2.1. Form, Dating and Terms.........................................13
SECTION 2.2. Execution and Authentication...................................19
SECTION 2.3. Registrar, Conversion Agent and Paying Agent...................20
SECTION 2.4. Paying Agent To Hold Money and Securities in Trust.............20
SECTION 2.5. Holder Lists...................................................21
SECTION 2.6. Transfer and Exchange..........................................21
SECTION 2.7. Form of Certificate To Be Delivered in Connection with
               Transfers to Institutional Accredited Investors..............23
SECTION 2.8. Mutilated, Destroyed, Lost or Stolen Notes.....................25
SECTION 2.9. Outstanding Notes..............................................26
SECTION 2.10. Temporary Notes...............................................26
SECTION 2.11. Cancellation..................................................27
SECTION 2.12. Payment of Interest; Defaulted Interest.......................27
SECTION 2.13. Computation of Interest.......................................28
SECTION 2.14. CUSIP Numbers.................................................28
SECTION 2.15. Issuance, Transfer and Exchange of Common Stock Issuable
               Upon Conversion of the Notes.................................28
SECTION 2.16. Calculations in Respect of the Notes..........................29
SECTION 2.17. Reset Agent...................................................29

                                   ARTICLE III

                                    COVENANTS

SECTION 3.1. Payment of Notes...............................................31
SECTION 3.2. Maintenance of Office or Agency................................31
SECTION 3.3. Money and Securities for Note Payments To Be Held in Trust.....32
SECTION 3.4. Corporate Existence............................................33
SECTION 3.5. Further Instruments and Acts...................................33
SECTION 3.6. Liquidated Damages Notices.....................................33
SECTION 3.7. SEC Reports....................................................33

SECTION 3.8. Compliance Certificates........................................34
SECTION 3.9. Rule 144A Information Requirement..............................34
SECTION 3.10. Stay, Extension and Usury Laws................................34
SECTION 3.11. Notice of Default.............................................35
SECTION 3.12. Contingent Debt Treatment.....................................35

                                   ARTICLE IV

                                SUCCESSOR COMPANY

SECTION 4.1. Merger and Consolidation.......................................35
SECTION 4.2. Successor Corporation Substituted..............................36

                                    ARTICLE V

                               REDEMPTION OF NOTES

SECTION 5.1. Optional Redemption............................................36
SECTION 5.2. Applicability of Article.......................................36
SECTION 5.3. Election to Redeem; Notice to Trustee..........................36
SECTION 5.4. Selection by Trustee of Notes To Be Redeemed...................37
SECTION 5.5. Notice of Redemption...........................................37
SECTION 5.6. Deposit of Redemption Price....................................38
SECTION 5.7. Notes Payable on Redemption Date...............................39
SECTION 5.8. Notes Redeemed in Part.........................................39
SECTION 5.9. Arrangement on Call for Redemption.............................39

                                   ARTICLE VI

                        PURCHASE UPON A CHANGE IN CONTROL

SECTION 6.1. Purchase at the Option of the Holder upon a Change in
               Control......................................................41
SECTION 6.2. Option to Pay Change in Control Purchase Price in Common
               Stock........................................................41
SECTION 6.3. Notice of Change in Control....................................42
SECTION 6.4. Exercise of Option.............................................42
SECTION 6.5. Procedures.....................................................42

                                   ARTICLE VII

                                OPTIONAL PURCHASE

SECTION 7.1. Purchase of Notes by the Company at the Option of the
               Holder.......................................................44

                                  ARTICLE VIII

          CONDITIONS AND PROCEDURES FOR PURCHASES AT OPTION OF HOLDERS

SECTION 8.1.  Notice of Repurchase Date or Change in Control.................47
SECTION 8.2.  Effect of Purchase Notice or Change in Control Purchase
                Notice; Effect of Event of Default...........................48
SECTION 8.3.  Notes Purchased in Part........................................49
SECTION 8.4.  Conditions to Repurchases Involving Issuances of Common
                Stock........................................................50
SECTION 8.5.  Covenant to Comply with Securities Laws upon Purchase of
                Notes........................................................51
SECTION 8.6.  Repayment to the Company.......................................51
SECTION 8.7.  Company Order..................................................51
SECTION 8.8.  Exchange in Lieu of Repurchase.................................51

                                   ARTICLE IX

                               CONVERSION OF NOTES

SECTION 9.1.  Right To Convert...............................................52
SECTION 9.2.  Determination of Satisfaction of Certain Conversion
                Triggers.....................................................54
SECTION 9.3.  Conversion Procedures..........................................54
SECTION 9.4.  Cash Payments in Lieu of Fractional Shares.....................56
SECTION 9.5.  Taxes on Conversion............................................56
SECTION 9.6.  Exchange in Lieu of Conversion.................................56
SECTION 9.7.  Covenants of the Company.......................................57
SECTION 9.8.  Adjustments to Conversion Rate.................................57
SECTION 9.9.  Calculation Methodology........................................61
SECTION 9.10. When No Adjustment Required....................................61
SECTION 9.11. Notice of Adjustment...........................................62
SECTION 9.12. Voluntary Increase.............................................62
SECTION 9.13. Notice to Holders Prior to Certain Actions.....................63
SECTION 9.14. Effect of Reclassification, Consolidation, Merger,
                Binding Share Exchange or Sale...............................63
SECTION 9.15. Responsibility of Trustee......................................65
SECTION 9.16. Successive Adjustments.........................................65
SECTION 9.17. General Considerations.........................................65
SECTION 9.18. Payment of Cash in Lieu of Common Stock........................65

                                    ARTICLE X

                              DEFAULTS AND REMEDIES

SECTION 10.1. Events of Default..............................................67
SECTION 10.2. Payment of Notes on Default; Suit Therefor.....................69
SECTION 10.3. Application of Moneys Collected by Trustee.....................70
SECTION 10.4. Proceedings by Holders.........................................71

SECTION 10.5. Proceedings by Trustee.........................................71
SECTION 10.6. Remedies Cumulative and Continuing.............................71
SECTION 10.7. Direction of Proceedings; Waiver of Defaults by Majority
                of Holders...................................................72
SECTION 10.8. Notice of Defaults.............................................72
SECTION 10.9. Undertaking to Pay Costs.......................................72

                                   ARTICLE XI

                                     TRUSTEE

SECTION 11.1.  Duties of Trustee.............................................73
SECTION 11.2.  Rights of Trustee.............................................74
SECTION 11.3.  Individual Rights of Trustee..................................76
SECTION 11.4.  Trustee's Disclaimer..........................................76
SECTION 11.5.  Notice of Defaults............................................76
SECTION 11.6.  Reports by Trustee to Holders.................................76
SECTION 11.7.  Compensation and Indemnity....................................76
SECTION 11.8.  Replacement of Trustee........................................77
SECTION 11.9.  Successor Trustee by Merger...................................78
SECTION 11.10. Eligibility; Disqualification.................................78
SECTION 11.11. Preferential Collection of Claims Against Company.............78

                                   ARTICLE XII

                                  SUBORDINATION

SECTION 12.1.  Agreement of Subordination....................................79
SECTION 12.2.  Payments to Holders...........................................79
SECTION 12.3.  Subrogation of Notes..........................................82
SECTION 12.4.  Authorization to Effect Subordination.........................83
SECTION 12.5.  Notice to Trustee.............................................83
SECTION 12.6.  Trustee's Relation to Senior Indebtedness.....................84
SECTION 12.7.  No Impairment of Subordination................................84
SECTION 12.8.  Certain Conversions Not Deemed Payment........................84
SECTION 12.9.  Article Applicable to Paying Agents...........................84
SECTION 12.10. Senior Indebtedness Entitled to Rely..........................85

                                  ARTICLE XIII

          SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 13.1. Satisfaction and Discharge of Indenture........................86
SECTION 13.2. Application by Trustee of Funds Deposited for Payment of
                Notes........................................................87
SECTION 13.3. Repayment of Moneys Held by Paying Agent.......................87
SECTION 13.4. Return of Moneys Held by Trustee and Paying Agent
                Unclaimed for Two Years......................................87
SECTION 13.5. Indemnity for U.S. Government Obligations......................87

                                   ARTICLE XIV

                                   AMENDMENTS

SECTION 14.1. Without Consent of Holders.....................................88
SECTION 14.2. With Consent of Holders........................................88
SECTION 14.3. Compliance with Trust Indenture Act............................89
SECTION 14.4. Revocation and Effect of Consents and Waivers..................89
SECTION 14.5. Notation on or Exchange of Notes...............................90
SECTION 14.6. Trustee To Sign Amendments.....................................90

                                   ARTICLE XV

                                  MISCELLANEOUS

SECTION 15.1.  Trust Indenture Act Controls..................................91
SECTION 15.2.  Notices.......................................................91
SECTION 15.3.  Communication by Holders with Other Holders...................92
SECTION 15.4.  Certificate and Opinion as to Conditions Precedent............92
SECTION 15.5.  Statements Required in Certificate or Opinion.................92
SECTION 15.6.  When Notes Disregarded........................................92
SECTION 15.7.  Rules by Trustee, Paying Agent and Registrar..................93
SECTION 15.8.  Governing Law.................................................93
SECTION 15.9.  No Recourse Against Others....................................93
SECTION 15.10. Successors....................................................93
SECTION 15.11. Multiple Originals............................................93
SECTION 15.12. Variable Provisions...........................................93
SECTION 15.13. Qualification of Indenture....................................93

                                    EXHIBITS

EXHIBIT A  Form of Note
EXHIBIT B  Form of Transfer Certificate for Transfer of Restricted Stock

            INDENTURE, dated as of January 2, 2004, between Kroll Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $175,000,000 principal amount of the Company's 1.75% Convertible Subordinated Notes due January 15, 2014, convertible into common stock, par value $0.01 per share (the "Common Stock"), of the Company (the "Notes").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.1.      Definitions.

            "6% Senior Subordinated Convertible Notes" means the Company's 6% Convertible Notes payable to Palisade Concentrated Equity Partnership, L.P. and Deutsche Bank AG, London Branch or their permitted successors, assigns or transferees, due November 14, 2006.

            "actual knowledge" has the meaning set forth in Section 11.2(g).

            "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent Members" has the meaning set forth in Section 2.1(g).

            "Applicable Stock Price" means the average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Day period beginning on the third Trading Day following the Conversion Date.

            "Authenticating Agent" has the meaning set forth in Section 2.2.

            "Bankruptcy Code" means the United States Bankruptcy Code, 11 United States Code ss. 101 et seq., or any successor statute thereto.

            "Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Exchange Act.

            "Board of Directors" means either the Board of Directors of the Company or other body fulfilling the function of a board of directors of a corporation or other Person or any committee of such Board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a company to have been duly adopted by the Board of Directors of such company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

            "Capital Stock" of any Person means any and all shares (including ordinary shares or "American Depositary Shares"), interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

            "Cash Amount Per Note" has the meaning set forth in Section 9.18(b).

            A "Change in Control" shall be deemed to have occurred at such time after the original issuance of the Notes that any of the following occurs:

                  (a) any person, including any syndicate or group deemed to be a "person" under Section 13(d) (3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company's Capital Stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock that are entitled to vote generally in elections of directors, other than an acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans and other than any transaction contemplated by the paragraph (b)(ii) below.

                  (b) the Company merges or consolidates with or into any other Person (other than a Subsidiary), any merger of another Person into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person, other than any transaction: (i) that does not result in a reclassification, conversion, exchange or cancellation of the Company's outstanding shares of Common Stock, or (ii) pursuant to which the holders of the Company's Common Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or (iii) which is effected solely to change the Company's jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Company's Common Stock solely into shares of common stock of the surviving entity.

            Notwithstanding the foregoing provisions, a Change in Control shall not be deemed to have occurred if: (i) the Last Reported Sale Price of the Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of Capital Stock under clause (a) of this definition, or the period of ten consecutive Trading Days ending immediately before the Change in Control, in the case of a Change in Control relating to a merger, consolidation, asset sale or otherwise under clause (b) of this definition, equals or exceeds 105% of the Conversion Price in effect on each of those five Trading Days; or (ii) all of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Change in Control under clause
(a) and/or clause (b) of this definition consists of shares of Capital Stock traded on a national securities exchange or quoted on Nasdaq or its successor (or will be so traded or quoted immediately following the merger or consolidation) and, as a result of the merger or consolidation, the Notes become convertible into shares of such Capital Stock.

            "Change in Control Purchase Date" has the meaning set forth in
Section 6.1.

            "Change in Control Purchase Notice" has the meaning set forth in
Section 6.4.

            "Change in Control Purchase Price" has the meaning set forth in
Section 6.1.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means the common stock, par value $0.01 per share, of the Company.

            "Company" means Kroll Inc., a Delaware corporation, and, subject to Article IV, its successors and assigns.

            "Company Notice" has the meaning set forth in Section 8.1.

            "Company Notice Date" has the meaning set forth in Section 8.1.

            "Company Order" has the meaning set forth in Section 2.2.

            "Conversion Agent" means the office or agency designated by the Company where Notes may be presented for conversion.

            "Conversion Date" has the meaning set forth in Section 9.3.

            "Conversion Obligation" has the meaning set forth in Section 9.18.

            "Conversion Price" means $1,000 divided by the Conversion Rate.

            "Conversion Rate" has the meaning set forth in Section 9.1.

            "Corporate Trust Office" means the designated corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Fl. 8W, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

            "Credit Agreement" means that certain credit agreement, dated as of March 6, 2003, by and between the Company and Fleet National Bank, as amended on September 26, 2003 and December 17, 2003, as such agreement may be further amended, revised or supplemented from time to time.

            "Current Market Price" means the average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Days ending on or at the Time of Determination.

            "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

            "Defaulted Interest" has the meaning set forth in Section 2.12.

            "Definitive Notes" means the Notes that are in registered definitive form.

            "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company.

            "Designated Senior Indebtedness" means any Senior Indebtedness (i) arising under (a) the Credit Agreement or (b) the 6% Senior Subordinated Convertible Notes or (ii) in which the instrument creating or evidencing the Senior Indebtedness, or any related agreements or documents to which the Company is a party, expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

            "Distributed Assets" has the meaning set forth in Section 9.8(c).

            "Equity Interests" means any Capital Stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or equity investment of whatever nature.

            "Event of Default" means any event or condition specified as such in
Section 10.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Ex-date" or "Ex-dividend date" has the meaning set forth in Section 9.1(g).

            "Expiration Time" has the meaning set forth in Section 9.8(f).

            "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors acting reasonably and in good faith.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date hereof.

            "Global Notes" means Notes that are in the form of the Note attached hereto as Exhibit A and that are issued to a Depositary.

            "Holder" means, in the case of any Note, the Person in whose name such Note is registered in the Note Register kept by the Registrar for that purpose in accordance with the terms hereof.

            "IAI" means institutional accredited investors (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs.

            "Indebtedness" as applied to any Person, means (i) all indebtedness, obligations and other liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, any liability for the deferred purchase price of property or services, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of such Person's assets or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (ii) all reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees, bankers' acceptances or other similar credit transactions; (iii) all obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on such Person's balance sheet;
(iv) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including such Person's obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor; (v) all such Person's obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (vi) all such Person's direct or indirect guarantees or similar agreements by such Person in respect of, and all of its obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (i) through (v); and (vii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (i) through (vi).

            "Indenture" means this Indenture as amended or supplemented from time to time, including, for all purposes of this instrument and any supplemental indenture or amendment hereto, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture or amendment, respectively.

            "Initial Public Offering" means, in the event of a Spin-Off, the first time securities of the same class or type as the securities being distributed in the Spin-Off are bona fide offered to the public for cash.

            "Initial Purchasers" means the initial purchasers of the Notes.

            "Interest Payment Date" has the meaning set forth in the form of Note attached hereto as Exhibit A.

            "junior securities" has the meaning set forth in Section 12.8.

            "Last Reported Sale Price" of the Common Stock on any date means the last reported per share sale price (or, if no last sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported on Nasdaq, or if the Common Stock is not quoted on Nasdaq, as reported on the principal other market on which the Common Stock is then traded. If the Common Stock is not traded or listed on any other market, exchange or quotation system, the Last Reported Sale Price will be determined by the Board of Directors in good faith.

            "Liquidated Damages" has the meaning set forth in Section 3.6. For all purposes under this Indenture, the term "interest" shall include Liquidated Damages, if any, with respect to the Notes.

            "Liquidated Damages Notice" has the meaning set forth in Section
3.6.

            "Market Price" means the average of the Last Reported Sale Prices for the five consecutive Trading Days ending on, and including, the third Trading Day prior to the applicable Repurchase Date or Change in Control Purchase Date, as the case may be.

            "Maximum Conversion Rate" has the meaning set forth in Section 9.8(i) hereof.

            "Moody's" means Moody's Investor Service, Inc. (or its successors).

            "Nasdaq" means National Association of Securities Dealers Automated Quotation System.

            "non-electing share" has the meaning set forth in Section 9.14.

            "Note" or "Notes" has the meaning stated in the first recital of this Indenture or, as the case may be, means Notes that have been authenticated and delivered pursuant to this Indenture, including the Global Note(s).

            "Note Register" has the meaning set forth in Section 2.3.

            "Notes Custodian" means the custodian with respect to the Global Note (as appointed by the Depositary or any successor Person thereto) and shall initially be the Trustee.

            "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

            "Officers' Certificate" means a certificate signed by any two Officers of the Company. Each such certificate shall include the statements provided for in Section 15.5, if and to the extent required by the provisions of
Section 15.4.

            "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company. Each such opinion shall include the statements provided for in Section 15.5, if and to the extent required by the provisions of Section 15.4.

            "Outstanding Notes" has the meaning set forth in Section 2.9.

            "Paying Agent" means the office or agency designated by the Company where Notes may be presented for payment, initially the Trustee.

            "Payment Blockage Notice" has the meaning set forth in Section 12.2.

            "Payment Blockage Period" has the meaning set forth in Section 12.2.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "protected purchaser" has the meaning set forth in Section 2.8.

            "Purchase Notice" has the meaning set forth in Section 7.1(a)(1).

            "Purchase Price" has the meaning provided in paragraph 8 of the Notes.

            "Purchased Shares" has the meaning set forth in Section 9.8(f)(i).

            "QIB" means any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

            "Record Date" has the meaning set forth in the form of Note attached hereto as Exhibit A.

            "Redemption Date" means the date fixed for redemption of the Notes.

            "Redemption Price" has the meaning set forth in paragraph 6 of the Notes.

            "Reference Fixed Rate" has the meaning set forth in paragraph 2 of the Notes.

            "Registrar" means the office or agency maintained by the Company where Notes may be presented for registration of transfer or exchange, initially the Trustee.

            "Registration Rights Agreement" means that certain registration rights agreement dated as of the date of this Indenture by and between the Company and the Initial Purchasers.

            "Representative" means (a) the indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

            "Repurchase Date" has the meaning set forth in Section 7.1(a).

            "Resale Restriction Termination Date" has the meaning set forth on
Section 2.6(a).

            "Reset Agent" has the meaning set forth in paragraph 2 of the Notes.

            "Reset Rate" has the meaning set forth in paragraph 2 of the Notes.

            "Responsible Officer," when used with respect to the Trustee, means any officer assigned by the Trustee to administer its corporate trust matters and who is located at the Corporate Trust Office and who shall have the direct responsibility for the administration of this Indenture.

            "Restricted Note Legend" means the legend set forth in Section
2.1(d).

            "Restricted Stock Legend" means the legend required by Section
2.1(e).

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Indebtedness" means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing). Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (i) the principal of, premium, if any, and interest on all of the Company's obligations of every nature from time to time owed to lenders under the Credit Agreement, including principal of and interest on any loans and letters of credit disbursements outstanding, and all fees, indemnities and expenses payable under the Credit Agreement and (ii) the principal of, premium, if any, and interest on all Indebtedness owed to the holders of the 6% Senior Subordinated Convertible Notes and all fees, indemnities and expenses payable to such holders with respect to the 6% Senior Subordinated Convertible Notes. Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Company to any Subsidiary (other than Indebtedness of the Company pledged as security for any Senior Indebtedness), (ii) the Notes, (iii) the Company's accounts payable to trade creditors arising in the ordinary course of the Company's business and (iv) any Indebtedness that expressly provides that it shall not be senior in right of payment to, or shall be on the same basis with, or is subordinated to or junior to, the Notes.

            "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

            "Significant Subsidiary" means any Subsidiary that is a "Significant Subsidiary" of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the Commission.

            "Special Interest Payment Date" has the meaning set forth in Section 2.12(a).

            "Special Record Date" has the meaning set forth in Section 2.12(a).

            "Spin-Off" means a dividend or other distribution of shares of Capital Stock of any class or series, or similar Equity Interests, of or relating to a Subsidiary or other business unit of the Company.

            "Spin-Off Market Price" (a) per share of Common Stock means (i) in the event a Spin-Off is not effected simultaneously with an Initial Public Offering, the average of the Last Reported Sale Prices of the Common Stock for the ten Trading Days after the effective date of such Spin-Off or (ii) in the event an Initial Public Offering is effected simultaneously with the Spin-Off, the Last Reported Sale Price of the Common Stock on the Trading Day on which the initial public offering price of securities being distributed in the Initial Public Offering is determined and (b) per Equity Interest of a Subsidiary or other business unit of the Company means (i) in the event a Spin-Off is not effected simultaneously with an Initial Public Offering, the average of the closing sale prices of such Equity Interest to be distributed with respect to one share of Common Stock for the ten Trading Days after the "ex date" with respect to such Spin-Off or (ii) in the event an Initial Public Offering is effected simultaneously with the Spin-Off, the initial public offering price in the Initial Public Offering of such Equity Interest to be distributed with respect to one share of Common Stock.

            "Standard & Poor's" means Standard & Poor's Rating Services (or its successors).

            "Stated Maturity," when used with respect to the Notes, means January 15, 2014.

            "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

            "Successor Company" shall have the meaning assigned thereto in clause (i) of Section 4.1(i).

            "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as in effect from time to time.

            "Time of Determination" means the time and date of the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 9.1(g), 9.8(a) or (b) applies (or, if such date is not a Trading Day, then on the last Trading Day prior to such date).

            "Trading Day" means a day during which trading in securities generally occurs on the principal U.S. Securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

            "Trading Price," with respect to the Notes, on any date of determination means the average of the secondary market bid quotations per Note obtained by the Trustee, at any time the Company instructs the Trustee to determine the Trading Price, for $5.0 million principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include Goldman, Sachs & Co. and Bear, Stearns & Co. Inc., provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from a nationally recognized securities dealer, or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price of the Notes will equal (a) the applicable Conversion Rate of the Notes multiplied by (b) the Last Reported Sale Price of the

Common Stock on such determination date; provided that the Trustee shall not determine the trading price of the Notes unless requested by the Company.

            "Transfer Restricted Notes" has the meaning set forth in Section 2.1(d).

            "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article XI, shall also include any successor trustee.

            "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time in the State of New York.

            "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

            SECTION 1.2. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "indenture securities" means the Notes.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

            SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural and words in the plural include the singular;

            (5) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (6) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

            (7) the table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof;

            (8) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (9) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

            (10) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation," if not expressly followed by such phrase or the phrase "but not limited to";

            (11) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder; and

            (12) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

                                   ARTICLE II

                                    The Notes

            SECTION 2.1. Form, Dating and Terms.

            (a) The maximum aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is $175,000,000. Furthermore, Notes may be authenticated and delivered upon registration or transfer, or in lieu of, other Notes pursuant to Section 2.6, 2.8 or 14.5.

            The Notes shall be known and designated as 1.75% Convertible Subordinated Notes due January 15, 2014. Pursuant to the provisions of Article IX, the Notes shall be convertible into Common Stock.

            Each Note shall bear the applicable legends, if any, set forth in
Section 2.1(d) and transfers of the Notes shall be made only in accordance with the restrictions described in the applicable legend. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d). The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Note set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

            The principal of and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in the City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3. Payments in respect of a Definitive Note (including principal, interest and Liquidated Damages, if any) shall be made in U.S. dollars at the office of the Trustee. At the Company's option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address as shall appear on the Note Register or with respect to Notes represented by a Global Note, by wire transfer of immediately available funds to the accounts specified by the Depositary. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

            (b) Notes offered and sold to QIBs in reliance on Rule 144A and resold to IAIs in the United States of America shall be issued in the form of one or more permanent Global Notes, without interest coupons, substantially in the form of Exhibit A. Such Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian for the Depositary for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Notes Custodian, as hereinafter provided.

            (c) The Notes shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

            (d) Every Note that bears or is required under this Section 2.1(d) to bear the legend set forth in this Section 2.1(d) (the "Transfer Restricted Notes") shall be subject to the restrictions on transfer set forth in this
Section 2.1(d) (including those set forth in the legend set forth below), and the Holder of each such Transfer Restricted Note, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.1(d) and 2.1(e), the term "transfer" includes any sale, pledge, transfer or other disposition whatsoever of any Transfer Restricted Note. The Registrar shall not register any transfer of a Transfer Restricted Note not made in accordance with the restrictions on transfer set forth in this Section 2.1.

            Subject to the last paragraph of this Section 2.1(d) and Section
2.15 with respect to Common Stock, until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing any Note (and all securities issued in exchange therefor or substitution thereof, including Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in
Section 2.1(e), if applicable), shall bear a legend in substantially the following form:

            "THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE `SECURITIES ACT'), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            "THE HOLDER OF THIS NOTE SHALL BE DEEMED TO HAVE AGREED FOR THE BENEFIT OF KROLL INC. THAT THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES

            ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

            "THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES OF COMMON STOCK SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT."

            Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such Note to the Registrar for exchange in accordance with the provisions of this Section 2.1, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Note Legend required by this Section 2.1(d).

            (e) Every stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Note that bears or is required under this
Section 2.1(e) to bear the legend set forth in this Section 2.1(e) shall be subject to the restrictions on transfer set forth in this Section 2.1(e) (including those set forth in the legend set forth below), and the Holder of such Common Stock issued upon conversion of a Transfer Restricted Note, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and the further restrictions set forth in Section 2.15. The Company shall not register any transfer of Common Stock issued upon conversion of such a Transfer Restricted Note not made in accordance with the restrictions on transfer set forth in this Section 2.1.

            Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of a Transfer Restricted Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities
Act:

            "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE `SECURITIES ACT'), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            "THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (X) (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (Y) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

            "THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT."

            Any stock certificate (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or that has been transferred pursuant to a registration statement that has been declared effective under the Securities Act may, upon surrender of such stock certificate to the Registrar for exchange in accordance with the provisions of this Section 2.1 and Section 2.15, be exchanged for a new stock certificate, of like tenor and aggregate number of shares, which shall not bear the Restricted Stock Legend required by this
Section 2.1(e).

            (f) Each Global Note, whether or not a Transfer Restricted Note, shall bear the following legend:

            "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            "TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

            (g) The following book-entry provisions shall apply only to Global Notes deposited with the Notes Custodian:

            (i) Each Global Note initially shall (x) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary,
      (y) be delivered to the Notes Custodian and (z) bear legends as set forth in Section 2.1(d).

            (ii) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Notes Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee, the Notes Custodian and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Beneficial Owner of an interest in any Global Note.

            (iii) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (iv) In connection with any transfer of a portion of the beneficial interest in a Global Note pursuant to Section 2.1(h) to Beneficial Owners who are required to hold Definitive Notes, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

            (v) In connection with the transfer of an entire Global Note to Beneficial Owners pursuant to Section 2.1(h), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

            (vi) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

            (h) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. If required to do so pursuant to any applicable law or regulation, Beneficial Owners may obtain Definitive Notes in exchange for their beneficial interests in a Global Note upon written request in accordance with the Depositary's and the

      Registrar's procedures. In addition, Definitive Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or (ii) the Company, in its sole discretion, executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

            (i) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.1(g)(iv) or (v) shall, except as otherwise provided by Section 2.6, bear the Restricted Note Legend applicable to the Definitive Note set forth in Section 2.1(d).

            (j) In connection with the exchange of a portion of a Definitive Note for a beneficial interest in a Global Note, the Trustee shall cancel such Definitive Note, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Note representing the principal amount not so transferred.

            SECTION 2.2. Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

            At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall, upon the written direction or order of the Company, authenticate and make available for delivery: Notes for original issue in an aggregate principal amount of up to $175,000,000 upon a written order of the Company signed by two Officers of the Company (the "Company Order"). Such Company Order shall specify the amount of the Notes to be authenticated.

            The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

            In case the Company pursuant to Article IV shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article

IV, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

            SECTION 2.3. Registrar, Conversion Agent and Paying Agent. The Trustee shall initially serve as the Registrar, Conversion Agent and Paying Agent for the Notes. The Registrar, the Conversion Agent and the Paying Agent shall each maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-registrars and one or more additional conversions agents and paying agents. The term Paying Agent includes any additional paying agents, the term Conversion Agent includes any additional conversion agents and the term Registrar includes any co-registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without prior notice to any Holder.

            The Company shall enter into an appropriate agency agreement with any Registrar, Conversion Agent or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar, Conversion Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 11.7. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

            The Company may remove any Registrar, Conversion Agent or Paying Agent upon written notice to such Registrar, Conversion Agent or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Conversion Agent or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar, Conversion Agent or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar, Conversion Agent or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

            SECTION 2.4. Paying Agent To Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to 10:00 a.m. (New York City time) on each due date of payment in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds) or, if permitted by this Indenture, Common Stock or a combination of cash and Common Stock, sufficient to make such payments when due. The

Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and Common Stock held by such Paying Agent for the payment of principal of, interest on, and other payments in respect of the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund for the benefit of the Holders of the Notes. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

            SECTION 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar or to the extent otherwise required under the TIA, the Company, on its own behalf, shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing within 15 days, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with TIA ss. 312(a).

            SECTION 2.6. Transfer and Exchange.

            (a) The following provisions shall apply with respect to any proposed transfer of a Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date"):

            (i) a transfer of a Note or a beneficial interest therein to a QIB shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form of the Form of Certificate to be Delivered Upon Exchange or Registration of Transfer of Securities set forth on the reverse of the Note that the transferee is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) a transfer of a Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and the delivery of an Opinion of Counsel, certification and/or other information satisfactory to each of them.

            (b) Upon the transfer, exchange or replacement of Notes not bearing a Restricted Note Legend, the Registrar shall deliver Notes that do not bear a Restricted Note Legend. Upon the transfer, exchange or replacement of Notes bearing a Restricted Note Legend, the Registrar shall deliver only Notes that bear such Restricted Note Legend unless (i) a Note is being transferred pursuant to an effective registration statement or (ii) there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (c) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section
2.6 until the Notes have matured and been paid in full. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

            (d) The following obligations with respect to transfers and exchanges of Notes shall apply:

            (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall upon receipt of a Company Order, authenticate Definitive Notes and Global Notes at the Registrar's request.

            (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 6.5, 7.1 or 9.5).

            (iii) The Registrar shall not be required to register the transfer of or exchange of any Note (A) for a period beginning at the opening of business 15 days before any selection of Notes for redemption or repurchase and ending at the close of business on the day notice of such redemption or repurchase is deemed to have been given to all Holders of Notes to be so redeemed or repurchased or (B) selected for redemption or repurchase in whole or in part, except for the transfer of the unredeemed portion of any Note being redeemed in part.

            (iv) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, Paying Agent, the Conversion Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest (including Liquidated Damages, if any) on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Conversion Agent or the Registrar shall be affected by notice to the contrary.

            (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

            (e) The following provisions shall apply with respect to Trustee obligations:

            (i) The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, Beneficial Owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global
      Note). The rights of Beneficial Owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or Beneficial Owners in any Global
      Note) other than to require delivery of such certificates and other documentation or evidence as are required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the requirements hereof.

            SECTION 2.7. Form of Certificate To Be Delivered in Connection with Transfers to Institutional Accredited Investors.

                                                                          [Date]
Kroll Inc.
c/o The Bank of New York
101 Barclay Street
New York, New York  10286
Attention:  Corporate Trust Administration

Ladies and Gentlemen:

            This certificate is delivered to request a transfer of $__________ principal amount of the 1.75% Convertible Subordinated Notes due January 15, 2014 (the "Notes") of Kroll Inc. (the "Company").

            Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

            Name:
                   -----------------------------------------

            Address:
                      --------------------------------------

            Taxpayer ID Number:
                                 ---------------------------

            The undersigned represents and warrants to you that:

            1. We are an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional accredited investor at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of the complete loss of our or its investment.

            2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000 or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                                    TRANSFEREE:  _________________________

                                    BY: __________________________________


            SECTION 2.8. Mutilated, Destroyed, Lost or Stolen Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to compliance with the provisions of the next sentence of this Section 2.8, the Company shall issue and the Trustee, upon Company Order, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met such that the Holder (a) notifies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Company having notice that the Note has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Company and the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Conversion Agent and the Registrar from any loss which any of them may suffer if a Note is replaced, then, in the absence of notice to the Company, or the Trustee, Paying Agent, Conversion Agent or Registrar, that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Note, pay such Note upon satisfaction of the conditions set forth in the preceding paragraph.

            Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including attorneys' fees and expenses and the fees and expenses of the Trustee) in connection therewith.

            Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            SECTION 2.9. Outstanding Notes. Notes outstanding at any time ("Outstanding Notes") are all Notes authenticated by the Trustee except for:

            (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation:

            (ii) Notes for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

            (iii) Notes which have been paid pursuant to Section 2.8 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company; and

            (iv) Notes converted into Common Stock pursuant to Article IX;

provided, however that in determining whether the Holders of the requisite principal amount of Outstanding Notes are present at a meeting of Holders of Notes for quorum purposes or have given, made or taken any request, demand, authorization, direction, notice, consent or waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Notes, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver or other action, only Notes which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding Notes if the pledgee is not the Company or any Affiliate of the Company, and the Trustee shall be protected in relying upon an Officer's Certificate to such effect.

            SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Company may prepare and, upon receipt of a Company Order, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon sur-render for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

            SECTION 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Notes surrendered for registration of transfer, exchange, payment, redemption, purchase, conversion or cancellation. All Notes so delivered to the Trustee shall be cancelled promptly by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

            At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, paid, redeemed, repurchased, converted or canceled, such Global Note shall be returned by the Depositary or the Notes Custodian to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, paid, redeemed, repurchased, converted or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the Global Note and on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

            SECTION 2.12. Payment of Interest; Defaulted Interest. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.

            Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

            (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and the Company shall make arrangements reasonably satisfactory to the Trustee to deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 15.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

            (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of any other Note shall carry the rights to interest accrued and unpaid which were carried by such other Note.

            SECTION 2.13. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

            SECTION 2.14. CUSIP Numbers. The Company in issuing the Notes and Common Stock upon conversion of the Notes may use CUSIP numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP numbers, and the Trustee makes no representation as to their correctness as printed on any Note, certificate of Common Stock or notice to Holders and that reliance may be placed only on the other identification numbers printed on the Notes, and any redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

            SECTION 2.15. Issuance, Transfer and Exchange of Common Stock Issuable Upon Conversion of the Notes.

            (a) Shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form to the Holders converting such Notes and the certificate representing such shares of Common Stock shall bear the Restricted Stock Legend unless removed in accordance with Section 2.1(e).

            (b) If (i) shares of Common Stock to be issued upon conversion of Notes prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the Holder of such Notes or (ii) shares of Common Stock represented by a certificate bearing the Restricted Stock Legend are transferred subsequently by such Holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the Holder must deliver to the transfer agent for the Common Stock and to the Company a certificate in substantially the form of Exhibit B as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

            (c) Except in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Stock Legend, or the Restricted Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such reasonably satisfactory evidence, which, in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an Opinion of Counsel, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act and that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the Restricted Stock Legend.

            SECTION 2.16. Calculations in Respect of the Notes. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Trading Prices of the Notes and the Last Reported Sale Price of the Common Stock, any accrued interest payable on the Notes and the Conversion Rate of the Notes, and the projected payment schedule. The Company shall make these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Note. The Company shall provide to the Trustee a schedule of its calculations, and the Trustee, subject to Sections
11.1 and 11.2, shall be entitled to rely upon the accuracy of such calculations without independent verification. The Trustee shall forward the Company's calculations to any Holder of the Notes upon the request of such Holder.

            SECTION 2.17. Reset Agent. The Company and the Trustee agree that Goldman, Sachs & Co. will act as the Reset Agent unless and until removed as provided in this Section 2.17. If requested by the Company, the Reset Agent shall seek an indicative Reference Fixed Rate from one other nationally recognized investment bank engaged by the Company for such purpose. The determination of any applicable Reset Rate shall be made by the Reset Agent by averaging the indicative Reference Fixed Rate obtained by it and the indicative Reference Fixed Rate provided by such other investment bank. If an indicative Reference Fixed Rate cannot reasonably be obtained from one other nationally recognized investment bank or if the Company chooses not to engage such other investment bank, then the Reference Fixed Rate determined by the Reset Agent shall be used. The determination of any applicable Reset Rate by the Reset Agent will be conclusive and binding upon the Reset Agent, the Company, the Trustee and the Holders, in the absence of manifest error.

            The Reset Agent may be removed at any time with or without cause by the Company upon giving at least thirty (30) days' written notice to the Reset Agent. The Reset Agent may resign at any time upon giving at least thirty (30) days' written notice to the Company. A successor Reset Agent, if any, will be appointed by the Company.

                                   ARTICLE III

                                    Covenants

            SECTION 3.1. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

            The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other taxes imposed by the United States of America or any state or local government from principal or interest (including Liquidated Damages, if any) payments hereunder.

            SECTION 3.2. Maintenance of Office or Agency. The Company will maintain in the City of New York, as required by Section 2.3, an office or agency where the Notes may be presented or surrendered for payment, where, if applicable, the Notes may be surrendered for registration of transfer or exchange or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee, at 101 Barclay Street, Fl. 8W, New York, New York 10286, Attention:
Corporate Trust Administration, shall be such office or agency of the Company for payment, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies (in or outside of the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

            SECTION 3.3. Money and Securities for Note Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of any payment in respect of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum of money in same day funds (or New York Clearing House funds if such deposit is made prior to the date that such deposit is required to be made) or Common Stock or, as permitted by this Indenture, a combination thereof, sufficient to make such payments when so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure to so act.

            Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of any payment in respect of the Notes, deposit with any Paying Agent a sum of money in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) or Common Stock or, as permitted by this Indenture, a combination thereof, that shall be available to the Trustee by 11:00 a.m. New York City time on such due date, sufficient to pay the amount so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such payment, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure to so act.

            The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.3, that such Paying Agent will:

            (a) hold all money and/or shares of Common Stock held by it for the making of any payments in respect of the Notes in trust for the benefit of the Persons entitled thereto until such money and/or shares of Common Stock shall be paid to such Persons or otherwise disposed of as herein provided;

            (b) give the Trustee prompt written notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes; and

            (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all money and/or shares of Common Stock so held in trust by such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all money and/or shares of Common Stock held in trust by the Company or such Paying Agent, such money and/or shares of Common Stock to be held by the Trustee upon the same trusts as those upon which such money and/or shares of Common Stock were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money and/or shares of Common Stock.

            Any money and/or shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any amounts due in respect of the Notes and remaining unclaimed for two years after such payment has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and/or shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, shall at the expense of the Company cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money and/or shares of Common Stock remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication nor shall it be later than two years after such payment shall have become due and payable, any unclaimed balance of such money and/or shares of Common Stock then remaining will be repaid to the Company.

            SECTION 3.4. Corporate Existence. Subject to Article IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate rights (charter and statutory) licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such existence, right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

            SECTION 3.5. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 3.6. Liquidated Damages Notices. In the event that the Company is required to pay liquidated damages to Holders of Notes pursuant to the Registration Rights Agreement ("Liquidated Damages"), the Company will provide a direction or order in the form of a written notice ("Liquidated Damages Notice") to the Trustee of its obligation to pay Liquidated Damages no later than five Business Days prior to the proposed payment date set for the amount of Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such Payment Date and direct the Trustee to make payment. The Trustee may conclusively rely on the Liquidated Damages Notice received from the Company and, subject to Sections
11.1 and 11.2 hereof, will be protected in acting in accordance therewith without inquiry or investigation. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

            SECTION 3.7. SEC Reports. The Company shall file all reports and other information and documents which it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the Commission, the Company shall send copies of all such reports, information and other documents to the Trustee.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, in-cluding the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            SECTION 3.8. Compliance Certificates. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2004), an Officers' Certificate as to the signer's knowledge of the Company's compliance with all conditions and covenants on their part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers' Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 3.8, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

            SECTION 3.9. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Notes or any Common Stock issued upon conversion thereof make available to such Holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and they will take such further action as any Holder or beneficial holder of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Notes or such Common Stock, the Company will deliver to such Holder a written statement as to whether such Holder and prospective purchaser have complied with such requirements.

            SECTION 3.10. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, interest or Liquidated Damages, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenant that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 3.11. Notice of Default. In the event that any Default that could mature into an Event of Default under Section 10.1(c ) hereof shall occur, the Company shall give written notice of such Default to the Trustee within 30 days of such Default.

            SECTION 3.12. Contingent Debt Treatment. The Company agrees, and by acceptance of a beneficial interest in a Note each Holder and any Beneficial Owner of a Note shall be deemed to agree, to treat, for United States federal income tax purposes, (i) the Notes as debt instruments that are subject to Treasury Regulation Section 1.1275-4(b) or any successor provision (the "contingent debt regulations") and to be bound (in the absence of an administrative determination or judicial ruling to the contrary) by the Company's application of the contingent debt regulations, including the determination of the comparable yield and projected payment schedule within the meaning of the contingent debt regulations; and (ii) the delivery of shares of Common Stock, together with any cash payment, upon a conversion of a Note or otherwise, as a payment (in an amount equal to the sum of the then fair market value of such shares and such cash payment, if any) for purposes of the contingent debt regulations. Holders or beneficial owners may obtain a copy of the projected payments schedule, determined by the Company pursuant to the contingent debt regulations, by submitting a written request to the Company at the following address: Kroll Inc 900 Third Avenue, New York, New York, 10022,
Attention: Chief Financial Officer.

                                   ARTICLE IV

                                Successor Company

            SECTION 4.1. Merger and Consolidation. The Company shall not (1) consolidate with or merge with or into, or convey, sell, transfer, lease or otherwise dispose of all or substantially all its properties and assets to, any other Person in any one transaction or series of related transactions, or (2) permit any Person to consolidate with or merge into the Company, unless:

            (i) in the case of a merger or consolidation, either the Company is the surviving Person, or if the Company is not the surviving Person, the surviving Person formed by such consoldation or into which the Company is merged or to which the properties and assets of the Company are transferred (such surviving Person in any such case, the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the payment when due of the principal of and interest on the Notes and the performance of each of the Company's other obligations under the Notes and this Indenture;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

            (iii) the Company shall have delivered to the Trustee on or prior to the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that (a) such consolidation, merger or transfer and such supplemental indenture

      (if any) comply with this Indenture, (b) the Successor Company agrees to be bound by this Indenture and (c) that all conditions precedent herein provided for relating to such transaction have been complied with.

            For purposes of this Article IV, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            SECTION 4.2. Successor Corporation Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 4.1, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if the Successor Company had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of its assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                    ARTICLE V

                               Redemption of Notes

            SECTION 5.1. Optional Redemption. On or after January 15, 2009, the Notes may be redeemed for cash, as a whole or from time to time in part, subject to the conditions specified in the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, in an amount equal to the Redemption Price.

            SECTION 5.2. Applicability of Article. Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture or the Notes, shall be made in accordance with such provision and this Article.

            SECTION 5.3. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes pursuant to Section 5.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not later than the earlier of the date that is 45 days prior to the Redemption Date fixed by the Company and the date on which notice is given to the Holders (except as provided in Section 5.5 or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed, deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 5.4 and direct the Trustee to redeem the Notes in accordance with the Board Resolution. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 5.4. Selection by Trustee of Notes To Be Redeemed. If less than all the Notes are to be redeemed at any time pursuant to an optional redemption, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Notes not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Notes; provided, however, that Notes selected for partial redemption shall be in denominations of $1,000 and integral multiples thereof.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of Notes and the principal amount thereof to be redeemed and upon the Company's written approval of such selection, the Trustee shall redeem the selected Notes.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

            SECTION 5.5. Notice of Redemption. Notice of redemption shall be given by first class mail not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. At the Company's written request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 35 days prior to the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee) a Company Order requesting that the Trustee give such notice at the Company's expense and setting forth the information to be stated in such notice as provided in the following items:

            (i) the Redemption Date,

            (ii) the Redemption Price and the amount of accrued interest to but excluding the Redemption Date payable as provided in Section 5.7, if any,

            (iii) the then existing Conversion Rate,

            (iv) if less than all outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

            (v) in case any Note is to be redeemed in part only, the notice that relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

            (vi) that on the Redemption Date, 100% of the principal amount of the Notes to be redeemed (and accrued interest, if any, to but excluding the Redemption Date pay-able as provided in Section 5.7) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest (and Liquidated Damages, if any) on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

            (vii) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

            (viii) the name and address of the Paying Agent and the Conversion Agent,

            (ix) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

            (x) the CUSIP number of the Notes to be redeemed, provided that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and any redemption shall not be affected by any defect in such CUSIP numbers,

            (xi) the paragraph of the Notes pursuant to which the Notes are to be redeemed,

            (xii) that the Notes called for redemption may be converted at any time before the close of business one Business Day prior to the Redemption Date,

            (xiii) whether the Company intends to satisfy its obligation by delivering Common Stock, cash or a combination of cash and Common Stock (and in such case, the dollar amount per Note to be satisfied in cash) in the event that Holders elect to convert their Notes in connection with the redemption, and

            (xiv) the Holders who wish to convert Notes must comply with the procedures in Article IX and paragraph 9 of the Notes.

            If the Company exercises its right to redeem the Notes, in whole or in part, the Company shall disseminate a press release containing information regarding the redemption, through a public medium that is customary for such press releases or publish the information on its Web Site or through such other public medium as the Company may use at that time.

            SECTION 5.6. Deposit of Redemption Price. On or before 10:00 a.m. on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the Redemption Price of the Notes which are to be redeemed on that date, other than Notes or portions of Notes called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation or Notes that have been converted.

            SECTION 5.7. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes or portions of Notes so to be redeemed shall, on the Redemption Date, become due and payable at a price equal to the Redemption Price, except for Notes which are converted in accordance with the terms of this Indenture, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest (and Liquidated Damages, if any). Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price on the Redemption Date (subject to the rights of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

            If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

            SECTION 5.8. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 2.3 (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered, provided, that each such new Note will be in a principal amount of $1,000 or integral multiple thereof.

            If a Holder converts a portion of its Note prior to receipt of the redemption notice for a Note to be redeemed only in part, the converted portion will be deemed to be from the portion selected for redemption. In the event of any redemption in part, the Company will not be required to (i) issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed; or (ii) register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            SECTION 5.9. Arrangement on Call for Redemption.

            (a) In connection with any redemption of Notes, the Company may arrange at or shortly before the time of the redemption for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or prior to 11:00 a.m. (New York City time) on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this Article V, the obligation of the Company to pay the Redemption Prices of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 5.9 shall relieve the Company of its obligation to pay the Re-demption Price (plus accrued interest, if any to, but excluding, the relevant Redemption Date) on Notes called for redemption.

            (b) If such an agreement is entered into, any Notes called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders as of the close of business on the Redemption Date, subject to payment of the above amount as aforesaid.

            (c) At the written direction of the Company, the Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase of any Notes between the Company and such purchasers, including the reasonable costs and out-of-pocket expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Section 5.9.

                                   ARTICLE VI

                        Purchase Upon a CHANGE IN CONTROL

            SECTION 6.1. Purchase at the Option of the Holder upon a Change in Control. If a Change in Control shall occur, each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Notes not previously called for redemption for cash on the date that is no later than 45 days after the date of the Company Notice of the occurrence of such Change in Control (subject to extension to comply with applicable law, as provided in Section 8.5) (the "Change in Control Purchase Date"). The Notes shall be repurchased in integral multiples of $1,000 of the principal amount. The Company shall purchase such Notes at a price (the "Change in Control Purchase Price") equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to, but not including, the Change in Control Purchase Date. No Notes may be purchased at the option of the Holders upon a Change in Control if there has occurred and is continuing an Event of Default (other than an Event of Default that is cured by the payment of the Change in Control Purchase Price of the Notes).

            SECTION 6.2. Option to Pay Change in Control Purchase Price in Common Stock. At the option of the Company, all or a specified percentage of the Change in Control Purchase Price of Notes in respect of which a Change in Control Purchase Notice pursuant to Section 6.4 has been given may be paid by the Company by the issuance of a number of shares of Common Stock, cash or a combination of shares of Common Stock and cash. The Company shall designate, in the Company Notice delivered pursuant to Section 8.1, whether the Company will purchase Notes for cash, shares of Common Stock or, if a combination thereof, the percentages of the Change in Control Purchase Price in respect of which it will pay in cash or shares of Common Stock; provided, however, that the Company will pay cash for fractional interests in a share of Common Stock.

            Each Holder whose Notes are repurchased pursuant to Section 6.1 shall receive the same percentage of cash or, if permitted under this Indenture, shares of Common Stock or a combination of shares of Common Stock and cash in payment of the Change in Control Purchase Price for such Note, except as provided in this Section with regard to the payment of cash in lieu of fractional shares of Common Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given the Company Notice to Holders except in the event of a failure to satisfy, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change in Control Purchase Date, any condition to the payment of the Change in Control Purchase Price in whole or in part, in shares of Common Stock set forth in Section 8.4. If the Company elects to pay the Change in Control Purchase Price in Common Stock or a combination of cash and Common Stock, the number of shares of Common Stock to be issued shall be equal to the portion of the Purchase Price to be paid in shares of Common Stock divided by 95% of the Market Price. The Company will not issue any fraction of a share of Common Stock in payment of the Change in Control Purchase Price; instead, the Company will make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Market Price of one share of Com-mon Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented).

            SECTION 6.3. Notice of Change in Control. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below), the Paying Agent in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Change in Control and of the purchase right arising as a result thereof, including the information required by Section 8.1, on or before the 30th day after the occurrence of such Change in Control. In addition, the Company will disseminate a press release containing information about the Change of Control and the repurchase right arising as a result of the Change of Control through a public medium that is customary for such press releases or publish the information on the Company's Web Site or through such other public medium as the Company may use at that time.

            SECTION 6.4. Exercise of Option. For a Note to be so purchased at the option of the Holder, the Trustee must receive such Note duly endorsed for transfer, together with a written notice of purchase (a "Change in Control Purchase Notice") and the form entitled "Option of Holder to Elect Purchase" on the reverse thereof duly completed, on or before the 30th day after the date of the Company Notice of the occurrence of such Change in Control, subject to extension to comply with applicable law, as provided in Section 8.5. The Change in Control Purchase Notice shall state:

            (i) if the Notes are certificated, the certificate numbers of the Notes which the Holder shall deliver to be purchased, or, if the Notes are not certificated, the Change in Control Purchase Notice must comply with appropriate Depositary procedures;
            (ii) the portion of the principal amount of the Notes which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

            (iii) that such Notes shall be purchased as of the Change in Control Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Notes and in this Indenture.

            SECTION 6.5. Procedures. The Company shall purchase from a Holder, pursuant to this Article VI, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

            Any purchase by the Company contemplated pursuant to the provisions of this Article VI shall be consummated by the delivery of the Change in Control Purchase Price to be received by the Holder promptly following the later of the Change in Control Purchase Date or the time of book-entry transfer or delivery of the Notes.

            The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice.

            On or before 11:00 a.m., New York City time, on the Change in Control Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash (in respect of a cash purchase under this
Article VI or for fractional shares of Common Stock, as applicable) or Common Stock, or a combination thereof, as applicable, sufficient to pay the aggregate Change in Control Purchase Price of the Notes to be purchased pursuant to this
Article VI. Payment by the Paying Agent of the Change in Control Purchase Price for such Notes (including delivery of Common Stock, as applicable) shall be made promptly following the later of the Change in Control Purchase Date and the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this Indenture, cash and/or Common Stock, as the case may be, sufficient to pay the Change in Control Purchase Price of such Notes on the Change in Control Purchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest (including Liquidated Damages, if any) on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Change in Control Purchase Price upon delivery or transfer of the Notes). Nothing herein shall preclude the withholding of any tax required by law or regulations.

            The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash and/or Common Stock, as the case may be, held by the Paying Agent for the payment of the Change in Control Purchase Price and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to deliver all cash and/or Common Stock, as the case may be, held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash and/or Common Stock, as the case may be, delivered to the Trustee.

            All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for redemption shall be determined by the Company, whose determination shall be final and binding.

            If a Holder of a repurchased Note is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax on such issue of shares of Common Stock. However, the Holder shall pay any tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates, representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing contained herein shall preclude the withholding of any tax required by law or regulations.

                                   ARTICLE VII

                                Optional Purchase

            SECTION 7.1. Purchase of Notes by the Company at the Option of the Holder.

            (a) On each of January 15, 2009 and January 15, 2011 (each, a "Repurchase Date"), Holders shall have the option to require the Company to purchase any Notes at 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, and Liquidated Damages, if any, to but not including such Repurchase Date, subject to the satisfaction by or on behalf of the Holder of the requirements set forth below:

            (1) Purchases of Notes under this Section 7.1 shall be made, at the option of the Holder thereof, upon delivery to the Paying Agent by the Holder of a written notice of repurchase (a "Purchase Notice") in the form attached to the Note at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on the last Business Day immediately prior to such Repurchase Date, stating:

                  (i) if the Notes are certificated, the certificate numbers of the Notes which the Holder will deliver to be purchased, or, if the Notes are not certificated, the Purchase Notice must comply with appropriate Depositary procedures;

                  (ii) the portion of the principal amount of the Notes which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

                  (iii) that such Notes shall be purchased as of the Repurchase
            Date pursuant to the terms and conditions specified in paragraph 8 of the Notes and in this Indenture; and

            (2) delivery or book-entry transfer of such Notes to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 7.1 only if the Notes so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

            The Purchase Price with respect to Notes purchased on the January 15, 2009 Repurchase Date shall be paid solely in cash. The Purchase Price with respect to any Note purchased on the January 15, 2011 Repurchase Date may be paid, at the Company's option, in cash, Common Stock or a combination of cash and Common Stock; provided that the Company by written notice to the Trustee may, at its option, elect at any time prior to the maturity of the Note to terminate its right to pay Common Stock, in whole or in part, for any Note or any portion thereof at any time in its sole discretion. The Company shall designate, in the Company Notice delivered pursuant to Section 8.1, whether the Company will repurchase Notes for cash, or, if permitted under this Indenture, shares of Common Stock or, if a combination thereof, the percentages of the Purchase Price in respect of which it will pay in cash or shares of Common Stock; provided, however, that the Company will pay cash for fractional interests in a share of Common Stock.

            Each Holder whose Notes are repurchased pursuant to this Section 7.1 shall receive the same percentage of cash or, if permitted under this Indenture, shares of Common Stock in payment of the Purchase Price for such Note, except as provided in this Section with regard to the payment of cash in lieu of fractional shares of Common Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given the Company Notice to Holders except in the event of a failure to satisfy any condition to the payment of the Purchase Price, in whole or in part, in shares of Common Stock set forth in
Section 8.4. If the Company elects to pay the Purchase Price in Common Stock or a combination of cash and Common Stock, the number of shares of Common Stock to be issued shall be equal to the portion of the Purchase Price to be paid in shares of Common Stock divided by 95% of the Market Price. The Company will not issue any fraction of a share of Common Stock in payment of the Purchase Price; instead, the Company will make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Market Price of one share of Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented).

            (b) The Company shall purchase from a Holder, pursuant to the terms of this Section 7.1, Notes if the principal amount of such Notes is $1,000 or a multiple of $1,000 if so requested by such Holder.

            (c) Any purchase by the Company contemplated pursuant to the provisions of this Section 7.1 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Repurchase Date and the time of book-entry transfer or delivery of the Notes.

            (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section
7.1 shall have the right at any time prior to the close of business on the Business Day prior to the Repurchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 8.2.

            (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

            (f) On or before 11:00 a.m. on the Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash (in respect of a cash purchase under this Article VII or for fractional shares of Common Stock, as applicable) or shares of Common Stock, or a combination thereof, as applicable, sufficient to pay the aggregate Purchase Price of the Notes to be purchased pursuant to this Section 7.1. Payment by the Paying Agent of the Pur-chase Price for such Notes (including delivery of shares of Common Stock, as applicable) shall be made promptly following the later of the Repurchase Date and the time of book-entry transfer or delivery of such Notes. If the Paying Agent holds, in accordance with the terms of this Indenture, cash and/or Common Stock, as the case may be, sufficient to pay the Purchase Price of such Notes on the Repurchase Date, then, on and after such date, such Notes shall cease to be outstanding and interest and Liquidated Damages, if any, on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made or such Notes are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Notes).

            (g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash and/or Common Stock held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to deliver all cash and/or Common Stock, as the case may be, held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash and/or Common Stock, as the case may be, delivered to the Trustee.

            (h) If a Holder of a repurchased Note is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax on such issue of shares of Common Stock. However, the Holder shall pay any tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates, representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing contained herein shall preclude the withholding of any tax required by law or regulations.

                                  ARTICLE VIII

         Conditions and Procedures for Purchases at Option of Holders

            SECTION 8.1. Notice of Repurchase Date or Change in Control. The Company shall send notices (each, a "Company Notice") to the Holders (and to Beneficial Owners as required by applicable law) at their addresses shown in the Note Register not less than 20 Business Days prior to each Repurchase Date, in accordance with Section 7.1 hereof, or on or before the 30th day after the occurrence of the Change in Control, in accordance with Section 6.3 hereof, as the case may be (each such date of delivery, a "Company Notice Date"). The Company shall also deliver a copy of such Company Notice to the Trustee and any Paying Agent. Each Company Notice shall include a form of Purchase Notice or Change in Control Purchase Notice to be completed by a Holder and shall state:

            (i) the applicable Purchase Price or Change in Control Purchase Price, excluding accrued and unpaid interest (and whether the Purchase Price or Change in Control Purchase Price will be paid in cash, Common Stock or a combination thereof), Conversion Rate at the time of such notice (and any adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of accrued and unpaid interest and Liquidated Damages, if any, that will be payable with respect to the Notes on the applicable Repurchase Date or Change in Control Purchase Date;

            (ii) if the notice relates to a Change in Control, the events causing the Change in Control and the date of the Change in Control;

            (iii) the Repurchase Date or Change in Control Purchase Date;

            (iv) the last date on which a Holder may exercise its purchase right;

            (v) the name and address of the Paying Agent and the Conversion
      Agent;

            (vi) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Change in Control Purchase Price;

            (vii) that Notes as to which a Purchase Notice or Change in Control Purchase Notice has been given may be converted only if the applicable Purchase Notice or Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (viii) that the Purchase Price or Change in Control Purchase Price for any Notes as to which a Purchase Notice or a Change in Control Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Repurchase Date or Change in Control Purchase Date, as applicable, and the time of book-entry transfer or delivery of such Notes;

            (ix) if the Company elects to pay the Purchase Price in shares of Common Stock or a combination of cash and shares of Common Stock pursuant to Section 7.1, the method of calculating the number of shares of Common Stock to be paid;

            (x) if the Company elects to pay a portion of the Purchase Price or Change in Control Purchase Price, as the case may be, in Common Stock, that because the Market Price of the shares of Common Stock will be determined prior to the Repurchase Date, or Change in Control Purchase Date, as the case may be, Holders of the Notes will bear the market risk that the shares of Common Stock to be received will decline in value between the date such Market Price is determined and the Repurchase Date or Change in Control Purchase Date, as the case may be;

            (xi) the procedures the Holder must follow under Article VI or VII hereof, as applicable, and this Article VIII;

            (xii) briefly, the conversion rights of the Notes;

            (xiii) that, unless the Company defaults in making payment of such Purchase Price or Change in Control Purchase Price on Notes covered by any Purchase Notice or Change in Control Purchase Notice, as applicable, interest and Liquidated Damages, if any, will cease to accrue on and after the Repurchase Date or Change in Control Purchase Date, as applicable;

            (xiv) the CUSIP or ISIN number of the Notes; and

            (xv) the procedures for withdrawing a Purchase Notice or Change in Control Purchase Notice.

            In connection with providing such Company Notice, the Company will issue a press release and publish a notice containing the information in such Company Notice in a newspaper of general circulation in the City of New York or publish such information on the Company's then existing website or through such other public medium as the Company may use at the time.

            If any of the Notes is in the form of a Global Note, then the Company shall modify such Company Notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Notes.

            At the Company's request, made at least one Business Day prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Notice in the Company's name to the Holders; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

            SECTION 8.2. Effect of Purchase Notice or Change in Control Purchase Notice; Effect of Event of Default. Upon receipt by the Company of a properly completed and executed Purchase Notice or Change in Control Purchase Notice specified in Section 7.1 or Section 6.3, as applicable, the Holder of the Notes in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or

Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price with respect to such Notes. Such Purchase Price or Change in Control Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (i) the Repurchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Notes (provided the conditions in Section 7.1 or Section 6.3, as applicable, have been satisfied) and (ii) the time of delivery or book-entry transfer of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 7.1 or
Section 6.5, as applicable. Notes in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

            A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent (with a copy to the Company) at any time prior to 5:00 p.m. New York City time on the Business Day prior to the Repurchase Date or the Change in Control Purchase Date, as the case may be, to which it relates specifying:

            (i) if the Notes are certificated, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate Depositary procedures;

            (ii) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

            (iii) the principal amount, if any, of such Notes which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.

            The Paying Agent shall promptly return to the respective Holders thereof any Notes with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture.

            SECTION 8.3. Notes Purchased in Part. Any Notes that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Notes, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased.

            SECTION 8.4. Conditions to Repurchases Involving Issuances of Common Stock. The Company's right to exercise its election to repurchase Notes through the issuance of shares of Common Stock shall be conditioned upon:

            (i) the registration of such shares of Common Stock under the Securities Act and the Exchange Act, in each case, if required;

            (ii) any qualification or registration of such shares of Common Stock under applicable state securities laws, if necessary, or the availability of an exemption from such qualification and registration;

            (iii) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association;

            (iv) the receipt by the Trustee of an Officers' Certificate stating:
      (A) that the terms of the issuance of the shares of Common Stock are in conformity with the Indenture; (B) that the shares of Common Stock to be issued in payment of the Purchase Price or Change in Control Purchase Price, as the case may be, in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of the Indenture in payment of the Purchase Price or Change in Control Purchase Price, as the case may be, in respect of Notes, will be validly issued, fully paid, non-assessable and free from preemptive rights; (C) that the conditions in this subparagraph (iv)(A) and (iv)(B) above, the conditions in subparagraphs (i)-(iii) above and the condition set forth in the second succeeding paragraph regarding issuance of a press release have been satisfied in all material respects; and (D) the number of shares of Common Stock to be issued for each $1,000 principal amount of Notes and the Last Reported Sale Price of a share of Common Stock on each Trading Day during the period which the Market Price is calculated; and

            (v) the receipt by the Trustee of an Opinion of Counsel stating that: (A) the shares of Common Stock to be issued in payment of the Purchase Price or Change in Control Purchase Price, as the case may be, in respect of Notes have been duly authorized, and when issued and delivered pursuant to the terms of the Indenture and this Officers' Certificate in payment of the Purchase Price or Change in Control Purchase Price, as the case may be, in respect of Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights; and (B) the conditions in subparagraphs (i) through
      (iii) above have been satisfied in all material respects.

            If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Repurchase Date or Change in Control Purchase Date, as the case may be, and the Company has elected to repurchase the Notes, in whole or in part, through the issuance of Common Stock, the Company shall pay the entire Purchase Price or Change in Control Purchase Price, as the case may be, of the Notes of such Holder or Holders in cash.

            SECTION 8.5. Covenant to Comply with Securities Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Article VI or
Article VII hereof, the Company shall, to the extent required by applicable law,
(a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) and any other rules relating to tender offers under the Exchange Act, if applicable;
(b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply in all material respects with all applicable federal and state securities laws so as to permit the rights and obligations under Article VI or Article VII to be exercised in the time and in the manner specified in Article VI or Article VII.

            SECTION 8.6. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed as provided in paragraph 13 of the Notes and Section 3.3 hereof, together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any, held by them for the payment of a Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to Section 7.1(f) or 6.5, as applicable, exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date or Change in Control Purchase Date, as the case may be, then promptly on and after the Business Day immediately following the Repurchase Date or Change in Control Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has agreed to pay, if any.

            SECTION 8.7. Company Order. At least three Business Days before the Company Notice Date, the Company shall deliver a Company Order to the Trustee specifying:

            (i) the manner of payment selected by the Company; and

            (ii) if the Company desires the Trustee to give the Company Notice to the Holders required by Section 8.1, so directing the Trustee.

            SECTION 8.8. Exchange in Lieu of Repurchase. The Company shall have the option, exercisable at any time or from time to time, by an instrument in writing signed by the Company and provided to the Paying Agent, to designate a, or change the existing designation of the, financial institution (a "Purchase Party") to which Notes surrendered by a Holder for repurchase in accordance with
Article VI or Article VII, as applicable will be initially offered by the Paying Agent on behalf of a Holder for exchange in lieu of repurchase. In order to accept any Notes surrendered for repurchase, the Purchase Party must agree to deliver, in exchange for such Notes, the Purchase Price or the Change in Control Purchase Price, as the case may be, for such Notes in the amount that would be payable if the Notes were repurchased by the Company in accordance with Article VI or Article VII, as applicable. If the Purchase Party accepts any Notes for repurchase, it will deliver to the Paying Agent, and the Paying Agent will deliver to Holders that surrendered such Notes for repurchase, the Purchase Price or the Change in Control Purchase Price, as applicable, payable with respect to such Notes. In the event that the Purchase Party agrees to accept any Notes for repurchase but fails to deliver the Purchase Price or the Change in Control Purchase Price to the Paying Agent by the Repurchase Date, the Notes will be repurchased by the Company in accordance with Article VI or Article VII, as applicable, and the Company will, as promptly as practical thereafter, but not later than one Business Day following the Repurchase Date or the Change in Control Purchase Date, as the case may be, cause the Purchase Price or the Change in Control Purchase Price, as the case may be, for the Notes to be paid (provided, however, that interest shall continue to accrue on the Notes to be repurchased until the Purchase Price or the Change in Control Purchase Price, as the case may be, has been paid). Any Notes purchased by the Purchase Party shall remain outstanding. The designation by the Company of a Purchase Party does not require such Purchase Party to accept any Notes. If the Purchase Party declines to accept any Notes surrendered for repurchase, the Company will repurchase the Notes on the terms provided in this Indenture. The Company will not pay any consideration to, or otherwise enter into any arrangement with, the Purchase Party for or with respect to such designation.

                                   ARTICLE IX

                               Conversion of Notes

            SECTION 9.1. Right To Convert. Subject to and upon compliance with the provisions of this Article IX, a Holder may convert its Notes into shares of Common Stock at the applicable Conversion Rate (defined below) at any time during which the following conditions are met:

            (a) on any Business Day, if the Last Reported Sale Price of the Common Stock for at least twenty Trading Days in a period of thirty consecutive Trading Days ending on the eleventh Trading Day of any fiscal quarter of the Company is greater than 120% of the applicable Conversion Price on the eleventh Trading Day of that fiscal quarter (and, in such event, the Notes shall be convertible into Common Stock at any time thereafter, subject to the conditions of this Article IX);

            (b) at any time after January 15, 2013, if, on any date after January 15, 2013, the Last Reported Sale Price of the Common Stock is greater than 120% of the applicable Conversion Price (and, in such event, the Notes shall be convertible into Common Stock at any time thereafter, subject to the conditions of this Article IX);

            (c) during the five consecutive Business Day period following any five consecutive Trading Day period in which the Trading Price for a Note for each day of that trading period was less than 98% of the Last Reported Sale Price of the Common Stock on such corresponding Trading Day multiplied by the applicable Conversion Rate; provided, however, that if, on the Trading Day immediately prior to the Conversion Date, the Last Reported Sale Price of the Common Stock is greater than 100% of the applicable Conversion Price but less than or equal to 120% of the applicable Conversion Price, a Note is surrendered for conversion and the Notes are not otherwise convertible, then Holders will receive, in lieu of Common Stock based on the Conversion Rate, cash, Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to 100% of the principal amount of the Note to be converted plus accrued and unpaid interest, if any, to but not including the Conversion Date (a "Principal Value Conver-sion"). If a Holder surrenders its Notes for a Principal Value Conversion pursuant to this Section 9.1(c), the Company will notify such Holder through the Conversion Agent whether the Company will pay such Holder all or a portion of the principal amount plus accrued and unpaid interest, if any, of such Notes in cash, Common Stock or a combination of cash and Common Stock and in what percentage or amount at any time on or before the date that is two Trading Days following the Conversion Date. Settlement (in cash and/or Common Stock) will occur on the third Business Day following the final day of the five consecutive Trading Day period beginning on the third Trading Day following the Conversion Date. Any Common Stock delivered upon a Principal Value Conversion in accordance with this Section 9.1(c) shall be valued at 100% of the average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Days commencing on the third Trading Day following the Conversion Date;

            (d) during such period, if any, in which (i) the credit rating assigned to the Notes by Moody's is below Caa1 and by Standard & Poor's is below CCC+, (ii) neither Moody's nor Standard & Poor's continues to assign credit ratings to the Notes or (iii) the credit ratings assigned to the Notes by both such agencies are suspended or withdrawn;

            (e) in the event that the Company calls the Notes for redemption pursuant to Article V hereof, at any time prior to 5:00 p.m., New York City time, one Business Day prior to the Redemption Date, provided that if the Company elects to redeem less than all the Notes, only those Notes called for redemption may be redeemed pursuant to this Section 9.1(e);

            (f) the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of the Common Stock would be converted into cash, securities or other property, in which case a Holder may surrender Notes for conversion at any time from and after the date that is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; or

            (g) the Company elects to (i) distribute to all holders of Common Stock assets, debt securities or rights to purchase securities, other than rights referred to in (ii) below of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, or (ii) distribute to all holders of Common Stock rights, options or warrants entitling them to purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for the five consecutive Trading Days ending on or at the declaration date for such distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 days immediately prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date and the Company's announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time; provided, however, that a Holder may not exercise this right to convert if the Holder is otherwise entitled to participate in the distribution without conversion. As used herein, the term "ex-dividend date" or "ex-date" when used with respect to any issuance or distribution, shall mean the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of such Common Stock to its buyer.

            Upon the Company's determination that Holders are or will be entitled to convert Notes into shares of Common Stock in accordance with the provisions of this Section 9.1, the Company will issue a press release through a public medium that is customary for such press releases or publish the information on the Company's Web Site or through such other public medium as the Company may use at that time.

            The number of shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount (the "Conversion Rate") shall be that set forth in paragraph 9 in the Notes, subject to adjustment as herein set forth. The initial Conversion Rate is 28.5205 shares of Common Stock issuable upon conversion of a Note per $1,000 principal amount.

            A Holder may convert a portion of the principal amount of Notes if the portion is $1,000 or a multiple of $1,000.

            SECTION 9.2. Determination of Satisfaction of Certain Conversion Triggers.

            (a) The Conversion Agent shall, on behalf of the Company, determine on a daily basis if the Notes are convertible in accordance with Section 9.1(a) or 9.1(b) and shall notify the Company and the Trustee if the Notes become convertible; provided that the Company shall provide to the Conversion Agent, upon written request, the Last Reported Sale Price of the Common Stock.

            (b) The Conversion Agent will, on behalf of the Company, determine if the Notes are convertible in accordance with Section 9.1(c) and notify the Company and the Trustee if the Notes become convertible; provided, however, that the Conversion Agent shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing and the Company shall have no obligation to make such request unless requested in writing to do so by a Holder. Upon request by the Company to the Conversion Agent to determine the Trading Price, the Company shall instruct the Conversion Agent to determine the Trading Price of the Notes beginning on the next succeeding Trading Day and on each successive Trading Day until the Trading Price of the Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

            SECTION 9.3. Conversion Procedures. To convert Notes, a Holder must satisfy the requirements in this Section 9.3 and in paragraph 9 of the Notes. The date on which the Holder satisfies all those requirements and delivers an irrevocable conversion notice, together, if the Notes are in certificated form, with the certificated Note, to the Conversion Agent, along with appropriate endorsements and transfer documents, and pays any transfer or similar tax, is the conversion date (the "Conversion Date"). As soon as practicable, but in no event later than the third Business Day following the determination of the Applicable Stock Price, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion which shall be equal to (1) the aggregate original principal amount of the Notes to be converted divided by 1,000, multiplied by
(2) the Conversion Rate rounded down to the nearest whole share, and cash in lieu of any fractional share determined pursuant to Section 9.4. Upon conversion, the Company may choose to deliver, in lieu of Common Stock, cash or a combination of cash and Common Stock as set forth in

Section 9.18. The Person in whose name the certificate is registered shall only be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of Notes on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding Business Day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Notes were surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of Notes, such Person shall no longer be a Holder of such Notes.

            No payment or adjustment shall be made for dividends on or other distributions with respect to any Common Stock except as provided in Section 9.8 or as otherwise provided in this Indenture.

            Except as provided in this paragraph, a converting Holder of Notes shall not be entitled to received any accrued and unpaid interest on any such Notes being converted. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable or payable upon conversion in accordance with this Section 9.3, any accrued and unpaid interest on such Notes will be deemed to have been paid in full. If any Conversion Date occurs subsequent to the Regular Record Date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Notes at 5:00 p.m. New York City time on any Record Date shall receive the interest payable on such Note on such Interest Payment Date notwithstanding the conversion thereof. Notes surrendered for conversion during the period from 5:00 p.m. New York City time on any Record Date shall (except in the case of Notes which have been called for redemption on a Redemption Date within such period) be accompanied by payment from converting Holders, for the account of the Company, in New York Clearing House funds, of an amount equal to the interest payable on such Interest Payment Date on the Notes being surrendered for conversion; provided, however, if the Company elects to redeem Notes on a date that is after the Regular Record Date but on or prior to the corresponding Interest Payment Date, and such Holder elects to convert those Notes, the Holder will not be required to pay the Company, at the time that Holder surrenders those Notes for conversion, the amount of interest such Holder will receive on the Interest Payment Date. Upon conversion of Notes, that portion of accrued but unpaid interest, if any, with respect to the converted Notes shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) or cash or a combination of cash and Common Stock in exchange for the Notes being converted pursuant to the provisions hereof, and the cash or the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for interest accrued and unpaid through the Conversion Date and the balance, if any, of such cash or the Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Notes being converted pursuant to the provisions hereof. Notwithstanding conversion of any Notes, the Holders of the Notes and any Common Stock issuable upon conversion thereof will continue to be entitled to receive Liquidated Damages, if any, in accordance with the Registration Rights

Agreement. The Company will not adjust the Conversion Rate to account for accrued interest on any Note.

            If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Notes converted.

            Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

            If the last day on which Notes may be converted is not a Business Day in a place where a Conversion Agent is located, the Notes may be surrendered to that Conversion Agent on the next succeeding Business Day.

            Holders that have already delivered a Purchase Notice or a Change in Control Purchase Notice with respect to a Note, may not surrender such Note for conversion until the Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in accordance with the procedures set forth in Section 8.2.

            SECTION 9.4. Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Notes. Instead the Company shall deliver cash for the Fair Market Value of the fractional share. The Fair Market Value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Applicable Stock Price of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent. Whether fractional shares are issuable upon a conversion will be determined on the basis of the total number of Notes that the Holder is then converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

            SECTION 9.5. Taxes on Conversion. If a Holder converts Notes, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude the withholding of any tax required by law or regulations.

            SECTION 9.6. Exchange in Lieu of Conversion. The Company shall have the option, exercisable at any time or from time to time, by an instrument in writing signed by the Company and provided to the Conversion Agent, to designate a, or change the existing designation of the, financial institution (an "Exchange Party") to which Notes surrendered by a Holder for conversion will be initially offered by the Conversion Agent on behalf of a Holder for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Ex-change Party must agree to deliver in exchange for such Notes, a number of full shares of Common Stock issuable on conversion thereof based on the applicable Conversion Rate, plus cash for any fractional shares, or cash or a combination of cash and Common Stock in lieu thereof in the form that would otherwise have been deliverable by the Company under this Article IX. If the Exchange Party accepts any Notes for conversion, it will deliver to the Conversion Agent, and the Conversion Agent will deliver to converting Holders, the shares of Common Stock or other consideration payable with respect to such Notes. In the event that the Exchange Party agrees to accept any Notes for conversion but fails to deliver the consideration for the converted Notes by the second Business Day following the determination of the Applicable Stock Price, the Notes will be converted by the Company in accordance with this Article IX and the Company will, as promptly as practical thereafter, but not later than three Business Days following the determination of the Applicable Stock Price, deliver to the Holder shares of Common Stock (together with any cash payment in lieu of fractional shares) or cash or a combination of cash and shares of Common Stock in accordance with Section 9.3. Any Notes exchanged by the Exchange Party shall remain outstanding. The designation by the Company of an Exchange Party does not require such Exchange Party to accept any Notes for conversion. If the Exchange Party declines to accept any Notes surrendered for conversion, the Company will convert the Notes on the terms provided in this Indenture. The Company will not pay any consideration to, or otherwise enter into any arrangement with, the Exchange Party for or with respect to such designation.

            SECTION 9.7. Covenants of the Company. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

            All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim placed thereon by the Company.

            The Company shall endeavor promptly to comply with all federal and state securities laws regulating the order and delivery of shares of Common Stock upon the conversion of Notes, if any, and shall cause to have listed or quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

            SECTION 9.8. Adjustments to Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time, without duplication, as follows:

            (a) In case the Company shall (i) pay a dividend, or make a distribution on its Common Stock, payable exclusively in shares of Common Stock or other Capital Stock of the Company; (ii) subdivide or split its outstanding Common Stock into a greater number of shares; (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares; or (iv) issue by reclassification of the shares of Common Stock any shares of the Company's Capital Stock, the Conversion Rate in effect immediately prior to the record date or effective date, as the case may be, for the adjustment pursuant to this
Section 9.8(a) as described below, shall be adjusted so that the Holder of any Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock and/or Capital Stock which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Notes been converted immediately prior to such record date or effective date, as the case may be. An adjustment made pursuant to this Section 9.8(a) shall become effective immediately after the applicable record date in the case of a dividend or distribution and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Common Stock. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be immediately readjusted, effective as of the date the Board of Directors determines not to pursue such action, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If any subdivision or split, combination or reclassification or issuance of the type described in clauses (ii) through (iv) of this Section 9.8(a) is not so made, the Conversion Rate shall again be immediately readjusted, effective as of the date the Board of Directors determines not to pursue such action, to the Conversion Rate that would then be in effect if such subdivision or split, combination or reclassification or issuance had not been declared.

            (b) In case the Company at any time or from time to time after the issuance of the Notes shall issue rights or warrants to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less (or having a conversion price per share less) than the Current Market Price per share of Common Stock, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such rights or warrants (prior to any adjustment in accordance with this Section 9.8(b)) by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and (ii) the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Current Market Price per share of Common Stock on the earlier of such record date and the Trading Day immediately preceding the ex date for such issuance of rights or warrants. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall immediately be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be immediately readjusted to be the Conversion Rate which would then be in effect if such record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

            (c) In case the Company shall, by dividend or in a merger, amalgamation or consolidation or otherwise, distribute to all or substantially all holders of Common Stock any evidences of Indebtedness, shares of Capital Stock of any class or series, other securities, cash or assets (excluding (i) any dividend, distribution or issuance covered by those referred to in Section 9.8(a) or 9.8(b) hereof, (ii) any dividend or distribution paid exclusively in cash referred to in Section 9.8(d) hereof or (iii) any dividend or distribution that constitutes a Spin-Off which is covered by Section 9.8(e) hereof), or rights or warrants to subscribe for or purchase any of its securities (excluding those rights or warrants referred to in Section 9.8(b) and also excluding the distribution of rights to all holders of Common Stock pursuant to a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan) (any of the foregoing hereinafter in this Section 9.8(c) called the "Distributed Assets"), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which (A) the numerator shall be the Current Market Price per share of the Common Stock and (B) the denominator shall be (1) the Current Market Price per share of the Common Stock less (2) the Fair Market Value on such record date (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such Fair Market Value, and described in a certificate filed with the Trustee and the Paying Agent) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution; provided, however, that, if (i) the Fair Market Value of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock or (ii) the Current Market Price of the Common Stock is greater than the Fair Market Value per share of such Distributed Assets by less than $1.00, then, in lieu of the adjustment provided in this Section 9.8(c), adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the shares of Common Stock, the kind and amount of assets, debt securities, or rights or warrants comprising the Distributed Assets the Holder would have received had such Holder converted such Notes immediately prior to the record date for the determination of stockholders entitled to receive such distribution. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared.

            (d) In case the Company shall make any distributions, by dividend or otherwise, consisting exclusively of cash to all or substantially all holders of outstanding shares of Common Stock, then, and in each such case, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (A) the numerator shall be the Current Market Price per share of the Common Stock and (B) the denominator shall be (1) the Current Market Price per share of Common Stock minus (2) the amount per share of such distributions (appropriately adjusted from time to time for any stock dividends on or subdivisions or combination of Common Stock); provided, however, that if (i) the per share amount of such distribution equals or exceeds the Current Market Price of the Common Stock or (ii) the Current Market Price of the Common Stock exceeds the per share amount of such distribution by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive upon conversion, such dividend or distribution such Holder would have received had such Holder converted each Note immediately prior to the record date for the determination of stockholders entitled to receive the distribution.

            (e) In the event that the Company makes any distribution to all holders of Common Stock that constitutes a Spin-Off, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such distribution by a fraction of which (i) the numerator shall be the Spin-Off Market Price per share of the Common Stock on such record date plus the Spin-Off Market Price per Equity Interest of the Subsidiary or other business unit of the Company on such record date applicable to each share of Common Stock and (ii) the denominator shall be the Spin-Off Market Price per share of the Common Stock. The adjustment to the Conversion Rate set forth in this Section 9.8(e) will occur at the earlier of (1) the 10th Trading Day from, and including, the effective date of the Spin-Off and (2) the date of the Initial Public Offering of the securities being distributed in the Spin-Off, if that Initial Public Offering is effected simultaneously with the Spin-Off; provided, however, that, if (i) the Spin-Off Market Price per Equity Interest of the Subsidiary so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock or (ii) the Current Market Price of the Common Stock is greater than the Spin-Off Market price per Equity Interest of the Subsidiary by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Note shall have the right to receive upon conversion, such distribution such Holder would have received had such Holder converted each Note immediately prior to the record date for the determination of stockholders entitled to receive the distribution.

            (f) In case a tender or exchange offer made by the Company or any Subsidiary shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate by a fraction,

            (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again immediately be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

            (g) Upon conversion of the Notes, the Holders shall receive, if they receive shares of Common Stock, in addition to the Common Stock issuable upon such conversion, the rights issued under any shareholder rights plan the Company implements (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion) unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged in accordance with the rights plan. If, and only if, the Holders of Notes receive rights under such shareholder rights plans as described in the preceding sentence upon conversion of their Notes, then no other adjustment pursuant to this Section 9.8 shall be made in connection with such shareholder rights plans.

            (h) For purposes of this Section 9.8, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

            (i) Notwithstanding the foregoing, in the event of an adjustment pursuant to Sections 9.8(d) or (f), the "Maximum Conversion Rate" shall initially be 39.2157 and shall be appropriately adjusted from time to time pursuant to any adjustments in Section 9.8(a), (b), (c) and (e) hereof.

            SECTION 9.9. Calculation Methodology. Except as stated in this
Article IX, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing. If after an adjustment a Holder of a Note upon conversion of such Note may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action with respect to any such class of Capital Stock as is contemplated by this Article IX with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this
Article IX. All calculations under Article VIII, Section 9.8 and this Section
9.9 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

            SECTION 9.10. When No Adjustment Required. No adjustment to the Conversion Rate need be made:

            (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan;

            (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

            (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in paragraph (ii) above and outstanding as of the date of this Indenture;

            (iv) for a change in the par value of the Common Stock; or

            (v) for accrued and unpaid interest (including Liquidated Damages owed, if any).

            To the extent the Notes become convertible into cash, assets, or property (other than Capital Stock of the Company or securities to which Section
9.14 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash.

            No adjustment need be made for a transaction referred to in Sections 9.8(b), (c) or (e) if Holders of the Notes may participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

            SECTION 9.11. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail, or cause to be mailed, by first class mail to Holders in accordance with Section 15.2 a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

            SECTION 9.12. Voluntary Increase. The Company may make such increases in the Conversion Rate, in addition to those required by Section 9.8, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such notice except to exhibit the same to any Holder desiring inspection thereof. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it shall be in effect.

            SECTION 9.13. Notice to Holders Prior to Certain Actions. In case:

            (a) The Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9.8;

            (b) The Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants;

            (c) Of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

            (d) Of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall cause to be filed with the Conversion Agent and shall cause to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 15 days (10 days in the case of (a) or (b) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, or rights or warrants are to be determined or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

            SECTION 9.14. Effect of Reclassification, Consolidation, Merger, Binding Share Exchange or Sale. If any of the following events occur, namely (a) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation, merger, combination or binding share exchange of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or (c) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance assuming such holder of Common stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 9.14 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, binding share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IX.

            The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

            The above provisions of this Section 9.14 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, binding share exchanges, sales and conveyances.

            If this Section 9.14 applies to any event or occurrence, Section 9.8 shall not apply.

            SECTION 9.15. Responsibility of Trustee. Except as specifically required in Section 9.2 herein, the Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to either calculate the Conversion Rate or determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same and, subject to Sections 11.1 and 11.2 hereof and the provisions of this Article IX, shall be protected in relying upon an Officers' Certificate with respect to the same. The Trustee and any Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Notes and the Trustee and any Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained herein.

            SECTION 9.16. Successive Adjustments. After an adjustment to the Conversion Rate under Section 9.8, any subsequent event requiring an adjustment under Section 9.8 shall cause an adjustment to the Conversion Rate as so adjusted.

            SECTION 9.17. General Considerations. Whenever successive adjustments to the Conversion Rate are called for pursuant to this Article IX, such adjustments shall be made to the Market Price as may be necessary or appropriate to effectuate the intent of this Article IX and to avoid unjust or inequitable results as determined in good faith by the Board of Directors of the Company.

            SECTION 9.18. Payment of Cash in Lieu of Common Stock. If a Holder elects to convert all or any portion of a Note into shares of Common Stock as set forth in Section 9.1 and delivers an irrevocable conversion notice, together, if the Notes are in certificated form, with the certificated Note as set forth in Section 9.3, the Company may choose to satisfy all or any portion of its conversion obligation with respect to a Note (the "Conversion Obligation") in cash or a combination of cash and Common Stock. Upon such election, the Company will notify such Holder through the Conversion Agent of the Company's election to pay cash in lieu of delivery of some or all of the shares of Common Stock and the dollar amount per Note to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Conversion Date unless the Company has previously informed Holders of its election in connection with a redemption of the Notes in accordance with
Section 5.1 of this Indenture. Settlement (in cash and/or Common Stock) will occur on the third Business Day following the final day of the five consecutive Trading Day period beginning on the third Trading Day after the Conversion Date. Settlement amounts will be computed as follows:

            (a) if the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to such Holder cash in an amount equal to the product of: (1) a number equal to (x) the aggregate original principal amount of Notes to be converted divided by 1,000, multiplied by (y) the Conversion Rate, and (2) the Applicable Stock Price; and

            (b) if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Company will deliver to such Holder (1) cash in an amount equal to (x) the aggregate principal amount of Notes to be converted divided by 1,000, multiplied by (y) such cash amount per $1,000 aggregate original principal amount Notes to be converted ("Cash Amount Per Note") and (2) a number of shares of Common Stock equal to (x) the aggregate original principal amount of Notes to be converted by such Holder divided by 1,000, multiplied by (y) a fraction, the numerator of which is (A) the Applicable Stock Price multiplied by the Conversion Rate, less (B) the Cash Amount Per Note, and the denominator of which is the Applicable Stock Price; provided, however, that the Company will pay cash in lieu of fractional shares of Common Stock in accordance with Section 9.4.

                                    ARTICLE X

                              Defaults and Remedies

            SECTION 10.1. Events of Default. "Event of Default," wherever used herein with respect to the Notes, means any one or more of the following events:

            (a) default in the payment of any installment of interest or Liquidated Damages, if any, upon any of the Notes as and when the same shall become due and payable, whether or not prohibited by Article XII, and continuance of such Default for a period of 30 days; or

            (b) default in the payment of the principal of any of the Notes as and when the same shall become due and payable either at maturity, upon redemption, required repurchase, by declaration or otherwise (including the failure to purchase Notes in accordance with Articles VI, VII and VIII), whether or not prohibited by Article XII; or

            (c) failure on the part of the Company to perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given by registered mail to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

            (d) default by the Company or any of its Significant Subsidiaries in the payment of principal or premium at final maturity under any instrument or instruments evidencing Indebtedness (other than the Notes), which Default is in an aggregate amount exceeding $15.0 million or its equivalent in any other currency or currencies and continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto; or

            (e) default by the Company or any of its Significant Subsidiaries under any instrument or instruments evidencing Indebtedness (other than the Notes) having an outstanding principal amount of $15.0 million (or its equivalent in any other currency or currencies) or more, which results in acceleration of the maturity of such Indebtedness, unless such acceleration has been rescinded within 30 days; or

            (f) default on the part of the Company in its obligation to convert the Notes upon exercise of a Holder's conversion right in accordance with the terms of the Notes and Article IX hereof and such conversion Default is not cured or such conversion is not rescinded within 5 days after written notice of Default is given by registered mail to the Company by the Trustee or to the Company and the Trustee by the Holder of such Note; or

            (g) a court of competent jurisdiction shall enter an order for relief with respect to the Company or a Significant Subsidiary under the Bankruptcy Code or a court of competent jurisdiction shall enter a judgment, order or decree adjudging the Company or a Significant Sub-sidiary a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance of any such judgment, order or decree is unstayed and in effect for a period of 60 consecutive days; or

            (h) the Company or a Significant Subsidiary shall institute proceedings for entry of an order for relief with respect to the Company or a Significant Subsidiary under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official (other than a custodian pursuant to 8 Delaware Code ss. 226 or any similar statute under other state laws) of the Company or of substantially all of its property, or the Company or a Significant Subsidiary shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code.

            If an Event of Default with respect to the Notes then outstanding occurs and is continuing (other than an Event of Default specified in Section 10.1(g) or Section 10.1(h)), then and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may (subject to Article XII) declare the principal of all the Notes and the interest, if any, accrued thereon and Liquidated Damages, if any, thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. This provision, however, is subject to the condition that if at any time after the principal (or such specified amount) of the Notes shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, and Liquidated Damages, if any, upon all of the Notes and the principal of any and all Notes, which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Notes to the date of such payment or deposit) and shall pay the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all Defaults under this Indenture, other than the nonpayment of principal of and accrued interest, if any, and Liquidated Damages, if any, on the Notes, which shall have become due solely by reason of the acceleration, shall have been cured or shall have been waived in accordance with this Indenture, then and in every such case the declaration of acceleration shall be automatically annulled and rescinded; but no such rescission and annulment shall extend to or shall affect any subsequent Default, or shall impair any right consequent thereon. If any Event of Default with respect to the Company specified in Section 10.1(g) or 10.1(h) occurs, all unpaid principal and accrued interest and Liquidated Damages, if any, on all Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Holder.

            If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or an-nulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been taken.

            In determining whether the Holders of the requisite aggregate principal amount of the Notes outstanding have given any request, demand, authorization or consent under this Indenture, the principal amount of Notes that will be deemed to be outstanding will be the amount of the principal of the Notes that would be due and payable as of the date of the determination upon a declaration of acceleration of the maturity of the Notes.

            SECTION 10.2. Payment of Notes on Default; Suit Therefor. The Company covenants that (a) if a Default shall be made in the payment of any installment of interest upon the Notes then outstanding as and when the same shall become due and payable, and such Default shall have continued for a period of 30 days, or (b) if a Default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or upon redemption or by declaration or otherwise, then, upon demand of the Trustee, subject to Article XII hereto, the Company will pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or interest, if any, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable costs and expenses of the Trustee, its agents, attorneys and counsel and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith.

            If the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company and collect in the manner provided by law out of the property of the Company, wherever situated, the moneys adjudged or decreed to be payable.

            If there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under any bankruptcy, insolvency or other similar law now or hereafter in effect, or if a receiver or trustee or similar official shall have been appointed for the property of the Company, or in the case of any other similar judicial proceedings relative to the Company, or to the creditors or property of the Company, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 10.2, shall be entitled and empowered by intervention in such proceedings or otherwise to file and prove a claim or claims for the whole amount of principal and interest, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the

Company, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its reasonable expenses, and any receiver, assignee or trustee or similar official in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it pursuant to Section 11.7 hereof for reasonable expenses. To the extent that such payment of reasonable expenses out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

            All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

            SECTION 10.3. Application of Moneys Collected by Trustee. Subject to
Article XII, any moneys collected by the Trustee pursuant to Section 10.2 with respect to the Notes then outstanding shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

            FIRST: To the payment of all amounts due to the Trustee pursuant to Section 11.7 except as a result of its negligence or bad faith;

            SECOND: If the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest and Liquidated Damages, if any, on the Notes, in the order of the maturity of the installments of such interest, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest and Liquidated Damages, if any, at the rate borne by the Notes, such payment to be made ratably to the Persons entitled thereto;

            THIRD: If the principal of the outstanding Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the rate borne by the Notes; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest and Liquidated Damages, if any, without preference or priority of principal over interest and Liquidated Damages or of interest and Liquidated Damages over principal, or of any installment of interest and Liquidated Damages over any other installment of interest and Liquidated Damages, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

            FOURTH: To the payment of any surplus then remaining to the Company, its successors or assigns, or as a court of competent jurisdiction shall direct in writing.

            SECTION 10.4. Proceedings by Holders. No Holder of any Notes then outstanding shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or the Notes or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder or thereunder, unless (i) such Holder previously shall have given to the Trustee written notice of a continuing Event of Default, (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder, (iii) such Holder or Holders shall have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee, after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding for 60 days, and (v) during such 60-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request, it being understood and intended, and being expressly covenanted by the Holder of every Note with every other Holder and the Trustee, that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture or of the Notes to affect, disturb or prejudice the rights of any other Holder of such Notes or to obtain or seek to obtain priority over or preference as to any other such Holder, or to enforce any right under this Indenture or the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes.

            Notwithstanding any other provisions in this Indenture, however, but subject to Article XII, the right of any Holder of any Note to receive payment of the principal of and interest, if any, on such Note, on or after the respective due dates expressed in this Indenture and such Note, to institute suit for the enforcement of any such payment or any right to convert on or after such respective dates or to convert its Notes in accordance with the Indenture is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

            SECTION 10.5. Proceedings by Trustee. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceedings in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

            SECTION 10.6. Remedies Cumulative and Continuing. All powers and remedies given by this Article X to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 10.4, every power and remedy given by this Article X or by law to the

Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders, respectively.

            SECTION 10.7. Direction of Proceedings; Waiver of Defaults by Majority of Holders. Subject to Sections 10.4 and 14.2, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (subject to the provisions of Section 11.1) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or is in conflict with this Indenture or if the Trustee in good faith by its board of directors, its executive committee, or a trust committee of directors or Responsible Officers or both shall determine that the action or proceeding so directed would involve the Trustee in personal liability or would be unduly prejudicial to the rights of the other Holders of the Notes. The Holders of a majority in aggregate principal amount of the Notes then outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences (including acceleration and any related payment Default from such acceleration) except a Default in the payment of interest, if any, on, or the principal of, the Notes or a Default in the compliance with any provision hereunder that cannot be amended or supplemented pursuant to Article XIV without the consent of each Holder of Notes affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 10.7, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing.

            SECTION 10.8. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a Default or Event of Default, with respect to the Notes then outstanding, mail to all Holders of the Notes, as the names and the addresses of such Holders appear upon the Note Register, notice of all defaults known to the Trustee with respect to the Notes, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section 10.8 being hereby defined to be the events specified in clauses
(a), (b), (c), (d), (e), (f), (g) and (h) of Section 10.1, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (c), but in the case of any default of the character specified in said clause (c) no such notice to Holders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (c)); provided, however, that, except in the case of default in the payment of the principal of or interest or Liquidated Damages, if any, on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers or both of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders.

            SECTION 10.9. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the cost of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 10.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then outstanding, or to any suit instituted by any Holders for the enforcement of the payment of the principal of or interest, if any, on any Note against the Company on or after the due date thereto expressed in such Note.

                                   ARTICLE XI

                                     Trustee

            SECTION 11.1. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have provided the Trustee indemnity or security reasonably satisfactory to the Trustee against loss, liability or expense.

            (b) Except during the continuance of an Event of Default:

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, directions, notices or opinions furnished to the Trustee. However, in the case of any such certificates, directions, notices or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (b) of this Section;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 10.4.

            (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.1 and to the provisions of the TIA.

            (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

            SECTION 11.2. Rights of Trustee.

            (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

            (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel appointed with due care with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company at reasonable times, in a reasonable manner and upon reasonable advance notice, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except, (i) during any period it is serving as Registrar and Paying Agent for the Notes, any Event of Default occurring pursuant to Sections 10.1(a), 10.1(b) or 10.1(e) or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge. The term "actual knowledge" shall mean the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto.

            (h) Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            (i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

            (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

            (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

            SECTION 11.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 11.10 and 11.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA) the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the Commission for permission to continue acting as Trustee or (iii) resign as Trustee hereunder.

            SECTION 11.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the Notes or the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued or offering circular (or similar document) used in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

            SECTION 11.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Responsible Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest on any Note (including payments pursuant to the required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Responsible Officers and/or a Responsible Officer in good faith determines that withholding the notice is in the interests of registered Holders.

            SECTION 11.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to December 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA ss. 313(a), if and to the extent such report may be required by the TIA. The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports required by TIA ss. 313(c).

            A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee in writing whenever the Notes become listed on any stock exchange and of any delisting thereof.

            SECTION 11.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such reasonable compensation for its services as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon written request for all reasonable and documented out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and reasonable and documented out-of-pocket expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee, and each of its officers, directors, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 11.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim of which a Responsible Officer receives written notice for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is prejudiced thereby. The Company shall defend the claim and the Trustee may have separate counsel and, if the Trustee determines in its reasonable judgment that a conflict of interest exists between the Trustee and the Company, the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith, subject to the exceptions contained in Section 11.1(c) hereof.

            To secure the Company's payment obligations in this Section 11.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

            The Company's payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 10.1(g) or (h) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Code.

            SECTION 11.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Company and the Trustee in writing and the Company may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 11.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and the Company does not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Holders of a majority in aggregate principal amount of the Notes may appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 11.7.

            If the Company has not appointed a successor Trustee within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 11.10, unless the Trustee's duty to resign is stayed as provided in TIA ss. 310(b), any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this
Section 11.8, the Company's obligations under Section 11.7 shall continue for the benefit of the retiring Trustee.

            SECTION 11.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 11.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recently filed annual report of condition. The Trustee shall comply with TIA ss. 310(b).

            SECTION 11.11. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company, the Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                   ARTICLE XII

                                  subordination

            SECTION 12.1. Agreement of Subordination. The Company covenants and agrees, and each Holder of Notes issued hereunder by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article XII; and each Person holding any Notes, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

            The payment of the principal of, interest and Liquidated Damages, if any, on all Notes (including, but not limited to, the Redemption Price, the Purchase Price and the Change in Control Purchase Price with respect to the Notes subject to redemption or purchase in accordance with Article V, VI or VII as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

            No provision of this Article XII shall prevent the occurrence of any Default or Event of Default hereunder.

            SECTION 12.2. Payments to Holders. No payment shall be made with respect to the principal of, or interest or Liquidated Damages, if any, on the Notes (including, but not limited to, the Redemption Price, the Purchase Price and the Change in Control Purchase Price with respect to the Notes subject to redemption or purchase in accordance with Article V, VI or VII as provided in this Indenture), except payments and distributions made by the Trustee as permitted by Section 12.5, if:

            (i) a Default in the payment of principal, premium, interest, rent or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a Default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such Default shall have been cured or waived or shall have ceased to exist; or

            (ii) a Default, other than a payment Default, on Designated Senior Indebtedness occurs and is continuing that permits holders of such Designated Senior Indebtedness, or their Representatives, to accelerate its maturity and the Trustee receives a notice of the Default (a "Payment Blockage Notice") from a Representative or holder of Designated Senior Indebtedness or the Company.

            Subject to the provisions of Section 12.5, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such Default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or can be made, the basis for a subsequent Payment Blockage Notice, whether or not within a period of 360 consecutive days, unless such Default has been cured or waived.

            The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

            (a) in the case of a Default referred to in clause (i) above, the date upon which the Default is cured or waived or ceases to exist or such Senior Indebtedness shall have been discharged or paid in full in cash, or

            (b) in the case of a Default referred to in clause (ii) above, the earliest to occur of (i) the date on which such Default is cured or waived or ceases to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash, (ii) 179 days after the date on which the applicable Payment Blockage Notice is received (the "Payment Blockage Period"), or (iii) the date on which the Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period unless this Article XII otherwise prohibits the payment or distribution at the time of such payment or distribution.

            Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property, securities or other assets, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the principal of, interest or Liquidated Damages, if any, on the Notes (except payments made pursuant to Article XIII from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property, securities or other assets, to which the Holders of the Notes or the Trustee would be entitled, except for the provision of this
Article XII, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Notes or to the Trustee.

            For purposes of this Article XII, the words, "cash, property, securities or other assets" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XII with respect to the Notes to the payment of all Senior Indebtedness; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all their property to another corporation upon the terms and conditions provided for in Article IV shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.2 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article IV.

            In the event of the acceleration of the Notes because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Notes in respect of the principal of, interest or Liquidated Damages, if any, on the Notes by the Company (including, but not limited to, the Redemption Price, Purchase Price or Change in Control Purchase Price with respect to the Notes subject to redemption or purchase in accordance with Article V, VI or VII as provided in this Indenture), except payments and distributions made by the Trustee as permitted by Section 12.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

            In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property, securities or other assets, prohibited by the foregoing, shall be received by the Trustee, any Paying Agent, or the Holders of the Notes before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

            Nothing in this Section 12.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 11.7. This Section 12.2 shall be subject to the further provisions of Section 12.5.

            SECTION 12.3. Subrogation of Notes. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XII (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to other Indebtedness of the Company to substantially the same extent as the Notes are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property, securities or other assets of the Company applicable to the Senior Indebtedness until the principal, interest and Liquidated Damages, if any, on the Notes shall be paid in full in cash or other payment satisfactory to the holders of the Notes; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this
Article XII, and no payment over pursuant to the provisions of this Article XII, to or for the benefit of the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property, securities or other assets to or for the benefit of the Holders of the Notes pursuant to the subrogation provisions of this Article XII, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of the Notes. It is understood that the provisions of this
Article XII are and are intended solely for the purposes of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            Nothing contained in this Article XII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, their creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, interest and Liquidated Damages, if any, on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior Indebtedness in respect of cash, property, securities or other assets of the Company received upon the exercise of any such remedy.

            Upon any payment or distribution of assets of the Company referred to in this Article XII, the Trustee, subject to the provisions of Section 11.1, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article XII.

            SECTION 12.4. Authorization to Effect Subordination. Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XII and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 12.3 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

            SECTION 12.5. Notice to Trustee. The Company shall give prompt written notice in the form of an Officers' Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of cash, property, securities or other assets to or by the Trustee or any Paying Agent in respect of the Notes pursuant to the provisions of this Article XII. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of cash, property, securities or other assets to or by the Trustee in respect of the Notes pursuant to the provisions of this Article XII, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a Holder or Holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 11.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such cash, property, securities or other assets may become payable for any purpose (including, without limitation, the payment of the principal of, interest or Liquidated Damages, if any, on any Note) the Trustee shall not have received, with respect to such cash, property, securities or other assets, the notice provided for in this Section 12.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such cash, property, securities or other assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article XII to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article XIII, and any such payment shall not be subject to the provisions of this Article XII.

            The Trustee, subject to the provisions of Section 11.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            SECTION 12.6. Trustee's Relation to Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article XII in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section
11.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

            With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 11.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Notes, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

            SECTION 12.7. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

            SECTION 12.8. Certain Conversions Not Deemed Payment. For the purposes of this Article XII only, the issuance and delivery of junior securities upon conversion of Notes in accordance with Article IX shall not be deemed to constitute a payment or distribution on account of the principal of, or interest or Liquidated Damages, if any, on Notes or on account of the purchase or other acquisition of Notes, and the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to section 9.3 hereof), property or other securities (other than junior securities) upon conversion of a Note shall be deemed to constitute a payment or distribution on account of the principal of such Note. For the purposes of this Section 12.8, the term "junior securities" means (a) shares of any stock of any class of the Company and Securities into which the Notes are convertible pursuant to Article IX, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article XII. Nothing contained in this Article XII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article IX.

            SECTION 12.9. Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XII in addition to or in place of the Trustee; provided, however, that the first paragraph of Section
12.5 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent.

            SECTION 12.10. Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article XII, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                                  ARTICLE XIII

          Satisfaction and Discharge of Indenture; Unclaimed Moneys

            SECTION 13.1. Satisfaction and Discharge of Indenture. If at any time (a) the Company shall have paid or caused to be paid the principal of and interest and Liquidated Damages, if any, on all the Notes outstanding (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.8); and if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the satisfaction and discharge contemplated by this provision have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred, and to compensate the Trustee for any services thereafter reasonably and properly rendered, by the Trustee in connection with this Indenture or the Notes.

            If at any time the exact amount described in clause (ii) below can be determined at the time of making the deposit referred to in such clause (ii),
(i) all of the Notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, cash in an amount (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 13.4) or U.S. Government Obligations, maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest, if any, on all of the Notes on each date that such principal or interest, if any, is due and payable in accordance with the terms of this Indenture and the Notes, and (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; then the Company shall be deemed to have paid and discharged the entire indebtedness on all the Notes on the date of the deposit referred to in this clause (ii), and the provisions of this Indenture with respect to the Notes shall no longer be in effect (except as to (i) rights of registration of transfer and exchange of Notes, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payments of principal thereof and interest, if any, thereon upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, duties and immunities of the Trustee hereunder, (v) the rights of the Holders of Notes as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Company under Section 3.3 with respect to the Notes) and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with, and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharging such Indebtedness.

            SECTION 13.2. Application by Trustee of Funds Deposited for Payment of Notes. All moneys deposited with the Trustee or any Paying Agent shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own paying agent), to the Holders of the Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

            SECTION 13.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent under the provisions of this Indenture with respect to the Notes shall, upon demand of the Company, be repaid to it and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

            SECTION 13.4. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed for two years after the date upon which such principal or interest, if any, shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Notes shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to moneys deposited with it for any payment in respect of the Notes, shall, at the expense of the Company, mail by first-class mail to Holders of the Notes at their addresses as they shall appear on the Note register notice that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

            SECTION 13.5. Indemnity for U.S. Government Obligations. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
Section 13.1 or the principal or interest received in respect of such obligations.

                                   ARTICLE XIV

                                   Amendments

            SECTION 14.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to provide for the assumption by a Successor Company of the Company's obligations under this Indenture and the Notes;

            (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (4) to secure the Notes or to provide guarantees of the Notes;

            (5) to add covenants that would benefit the Holders of the Notes or to surrender any rights of the Company under this Indenture;

            (6) to comply with any requirements to effect or maintain the qualification of this Indenture under the TIA;

            (7) to add Events of Default with respect to the Notes; or

            (8) to make any change that does not adversely affect any outstanding Notes in any material respect.

            After an amendment under this Section becomes effective, the Company shall prepare and cause the Trustee to mail to Holders, a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 14.2. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of each Note then outstanding, an amendment, supplement or waiver may not:

            (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the rate of accrual of interest or modify the method for calculating interest or change the time for payment of interest on the Notes;

            (3) modify the provisions with respect to a Holder's rights upon a Change in Control in a manner adverse to the Holders of the Notes, including the Company's obligations to repurchase the Notes following a Change in Control;

            (4) reduce the principal amount of Notes or change their Stated Maturity;

            (5) reduce the Redemption Price or Purchase Price of the Notes or change the time at which the Notes may or must be redeemed or repurchased;

            (6) make payments on the Notes payable in currency other than as originally stated in the Notes;

            (7) modify the subordination provisions of Article XII in a manner that adversely affects the rights of a Holder;

            (8) impair the Holder's right to institute suit for the enforcement of any payment on the Notes;

            (9) make any change in the percentage of principal amount of Notes necessary to waive compliance with provisions of this Indenture or to make any change to this Section 14.2 or Section 14.3;

            (10) waive a continuing Default or Event of Default regarding any payment on the Notes; or

            (11) adversely affect the conversion or repurchase provisions of the Notes.

            It shall not be necessary for the consent of the Holders under this
Section 14.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section 14.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 14.2.

            SECTION 14.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

            SECTION 14.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver made pursuant to Section 14.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

            SECTION 14.5. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

            SECTION 14.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article XIV if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be provided with, and (subject to Section 11.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                   ARTICLE XV

                                  Miscellaneous

            SECTION 15.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

            SECTION 15.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

            If to the Company:

                  Kroll Inc.
                  900 Third Avenue
                  New York, New York  10022
                  Attention:  Sabrina H. Perel
                  Facsimile No.:  212-750-5628

            With copies to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Peter S. Kolevzon
                  Facsimile No.:  212-715-8000

            If to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Fl. 8W
                  New York, New York 10286
                  Attention:  Corporate Trust Administration
                  Facsimile No.:  212-815-5707

            The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Note Register and shall be sufficiently given if so mailed within the time prescribed. Notices shall be deemed to have been given as of the date of mailing.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 15.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

            SECTION 15.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the TIA. Each such certificate or opinion shall be given in the form of one or more Officers' Certificates, if to be given by an Officer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the TIA and any other requirements set forth in this Indenture. Notwithstanding the foregoing, in the case of any such request or application as to which the furnishing of any Officers' Certificate or Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular request or application, no additional certificate or opinion need be furnished.

            SECTION 15.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (except for certificates provided for in Section 8.7) shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or such other certificates of Officer(s) as it may deem appropriate and on certificates of public officials.

            SECTION 15.6. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible

Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

            SECTION 15.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 15.8. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 15.9. No Recourse Against Others. No recourse for the payment of the principal of, or interest (including Liquidated Damages, if any) on any Note and no recourse under or upon any obligation, covenant, agreement of the Company in this Indenture, the Notes or in any supplemental indenture, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director, or subsidiary, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being understood that all such liability is hereby waived and released as a condition to, and as a consideration for, the execution and delivery of this Indenture and the issue of the Notes.

            SECTION 15.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 15.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 15.12. Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

            SECTION 15.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                    KROLL INC.,
                                       as Issuer



                                    By: /s/
                                       ------------------------------------
                                       Name:
                                       Title:

                                    THE BANK OF NEW YORK,
                                       as Trustee



                                    By: /s/
                                       ------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A


                           [FORM OF FACE OF SECURITY]

THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE SHALL BE DEEMED TO HAVE AGREED FOR THE BENEFIT OF KROLL INC. THAT THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES OF COMMON STOCK SHALL BE DEEMED BY THE

ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DEPOSITARY"), OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. _____                                          Principal Amount $__________,
                                         as revised by the Schedule of Increases
                                and Decreases in the Global Note attached hereto

                                                           CUSIP NO. 501049 AB6


                                   KROLL INC.

            1.75% Convertible Subordinated Note due January 15, 2014

            Kroll Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $175,000,000 Dollars, as revised by the Schedule of Increases and Decreases in the Global Note attached hereto, on January 15, 2014.

            Interest Payment Dates:  January 15 and July 15.

            Record Dates:  January 1 and July 1.

            Additional provisions of this Note are set forth on the other side of this Note.

                                   KROLL INC.

                                   By: _________________________________

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION

Dated:

THE BANK OF NEW YORK,
   as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.


By:  _____________________________
        Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

           1.75% Convertible Subordinated Note due January 15, 2014

1. Interest

            Kroll Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from January 2, 2004. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest, if any (plus interest on such interest to the extent lawful), at the rate borne by the Notes, which interest shall be payable upon demand. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Upward Interest Adjustment

            If the average Last Reported Sale Price of the Common Stock for the 20 consecutive Trading Days ending on the third Trading Day prior to any Repurchase Date (the "Reference Price"; the average Last Reported Sale Price of the Common Stock for the 20 consecutive Trading Days ending on the third Trading Day preceding any given date is referred to as the Reference Price calculated with respect to that date) is less than or equal to 70% of the Conversion Price of this Note, then the interest rate payable on this Note will be subject to an upward interest adjustment to the Reset Rate (as defined below) for the subsequent six-month period (an "Upward Interest Adjustment").

            Once an Upward Interest Adjustment is in effect for the six-month period after a Repurchase Date, the Upward Interest Adjustment will remain in effect for each of the subsequent six-month periods for which the Reference Price calculated with respect to the January 15 or July 15 on which such six-month period begins is less than or equal to 70% of the Conversion Price of the Notes until the next Repurchase Date (or, in the case of an Upward Interest Adjustment in effect for the six-month period after January 15, 2011, until Stated Maturity). If the Reference Price calculated with respect to any January 15 or July 15 is greater than 70% of the Conversion Price, then no Upward Interest Adjustment will be in effect, and the interest rate on the Notes will equal the original interest rate of 1.75% for the subsequent six-month period. If the Reference Price calculated with respect to any Repurchase Date is greater than 70% of the Conversion Price of the Notes, then the interest rate on the Notes will not be subject to a potential Upward Interest Adjustment until the next Repurchase Date.

            The "Reset Rate" applicable to any six-month period, as determined by the Reset Agent (as defined below), will be equal to a per annum rate (the "Reference Fixed Rate") that would, in the sole judgment of the Reset Agent, result in a trading price of par for a hypothetical issue of subordinated, nonconvertible, fixed rate debt securities of the Company with:

            (i) a final maturity equal to the term from the Repurchase Date on which the Reset Rate is determined until the next Repurchase Date (or Stated Maturity if the Repurchase Date is January 15, 2011);

            (ii) an aggregate principal amount equal to the aggregate principal amount of the then outstanding Notes; and

            (iii) provisions that are, insofar as would be practicable for an issue of subordinated, nonconvertible, fixed-rate debt securities, substantially identical to those of the Notes.

            In no event, however, will the applicable Reset Rate ever be greater than 12% per annum without the prior written consent of the Company. Also, if the Reset Agent determines in its sole judgment that there is no suitable Reference Fixed Rate, the Reset Rate shall be the Reset Rate most recently determined (except if there is no Reset Rate most recently determined, in which case the Reset Rate shall be a rate reasonably determined by the Reset Agent to reflect current market conditions), such Reset Rate to remain in effect until the Reset Agent determines that there is a suitable Reference Fixed Rate, at which time the Reset Agent shall determine a new Reset Rate.

            The Company and the Trustee agree that Goldman, Sachs & Co. will act as the Reset Agent unless and until removed as provided below. If requested by the Company, the Reset Agent shall seek an indicative Reference Fixed Rate from one other nationally recognized investment bank engaged by the Company for such purpose. The determination of any applicable Reset Rate shall be made by the Reset Agent by averaging the indicative Reference Fixed Rate it has determined pursuant to the provisions of this paragraph and the indicative Reference Fixed Rate provided by such other investment bank. If an indicative Reference Fixed Rate cannot reasonably be obtained from one other nationally recognized investment bank or if the Company chooses not to engage such other investment bank, then the Reference Fixed Rate so determined by the Reset Agent shall be used. The determination of any applicable Reset Rate by the Reset Agent will be conclusive and binding upon the Reset Agent, the Company, the Trustee and the Holders of the Notes, in the absence of manifest error.

            The Reset Agent may be removed at any time with or without cause by the Company upon giving at least thirty (30) days' written notice to the Reset Agent. The Reset Agent may resign at any time upon giving at least thirty (30) days' written notice to the Company. In either event, the Company will appoint a successor Reset Agent.

            In the event of any Upward Interest Adjustment, the Company will disseminate a press release containing information about the Upward Interest Adjustment through a public medium that is customary for such press releases or publish the information on the Company's Web Site or through such other public medium as the Company may use at that time.

3.    Method of Payment

            By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The

Company will pay interest (except Defaulted Interest) on the principal amount of the Notes on each January 15 and July 15 to the Persons who are registered Holders of Notes at the close of business on the January 1 and July 1 next preceding the Interest Payment Date even if Notes are canceled or repurchased after the Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a Definitive Note (including principal and interest) in U.S. dollars at the office of the Trustee. At the Company's option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the Note Register or, with respect to Notes represented by a Global Note, by wire transfer of immediately available funds to the accounts specified by the Depositary.

4.    Paying Agent, Conversion Agent and Registrar

            Initially, The Bank of New York ("Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

5.    Indenture

            The Company issued the Notes under an Indenture dated as of January 2, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect from time to time (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

            The Notes are general unsecured subordinated obligations of the Company limited to $175,000,000 aggregate principal amount.

6.    Redemption at the Option of the Company

            No sinking fund is provided for the Notes. The Notes are redeemable for cash in whole, or in part, at any time on or after January 15, 2009 at the option of the Company at a redemption price ("Redemption Price") equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest (including Liquidated Damages, if any) to, but not including, the Redemption Date.

7.    Notice of Redemption at the Option of the Company

            Notice of redemption at the option of the Company shall be mailed at least 30 days but not more than 60 days before a Redemption Date to the Trustee, the Paying Agent and each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after the Redemption Date, interest (including Liquidated Damages, if any), if any, shall cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

8. Purchase by the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Change in Control

            (a) Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase the Notes held by such Holder on January 15, 2009 and January 15, 2011 (each, a "Repurchase Date") at a purchase price (the "Purchase Price") equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, if any (including Liquidated Damages, if any), to but not including such Repurchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the Business Day immediately prior to such Repurchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture. The Company will pay the Purchase Price in cash with respect to the January 15, 2009 Repurchase Date, but has the option to pay the Purchase Price in cash, Common Stock or a combination thereof with respect to the January 15, 2011 Repurchase Date.

            Notes in denominations larger than $1,000 principal amount may be purchased in part, but only in integral multiples of $1,000 principal amount.

            (b) If a Change in Control shall occur, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase any or all of such Holder's Notes or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 on the day that is 45 days after the date of the Company Notice of the occurrence of the Change in Control (subject to extension to comply with applicable law) for a Change in Control Purchase Price equal to 100% of the principal amount of Notes purchased plus accrued and unpaid interest (including Liquidated Damages, if any) to but not including the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid by the Company, at its option, in cash, Common Stock or a combination of cash or Common Stock as set forth in the Indenture.

            (c) Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

9.    Conversion

            Subject to the procedures set forth in the Indenture, a Holder may convert Notes into Common Stock on or before the close of business on January 15, 2014 during the periods and upon satisfaction of the conditions set forth in the Indenture.

            Notes in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Notes pursuant to
Article VI or VII of the Indenture may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

            The initial Conversion Rate is 28.5205 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Company may, at its option, deliver in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock.

            To convert the Notes a Holder must (1) complete and manually sign the irrevocable conversion notice on the back of the Notes (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent at the office maintained by the Conversion Agent for such purpose, (2) surrender the Notes to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

10.   Subordination

            The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company (including any interest accruing subsequent to the commencement of a bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding). Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions in the Indenture irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of Senior Indebtedness.

11.   Denominations; Transfer; Exchange

            The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes
(A) for a period beginning at the opening of business 15 days before any selection of Notes for redemption or repurchase and ending at the close of business on the day notice of such redemption or repurchase is deemed to have been given to all Holders of Notes to be so re-deemed or repurchased or (B) selected for redemption or repurchase in whole or in part, except for the transfer of the unredeemed portion of any Note being redeemed in part.

12.   Persons Deemed Owners

            The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13.   Unclaimed Money

            If money for the payment of the principal of, or interest on the Note remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.   Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and (ii) any default (other than with respect to nonpayment) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes.

15.   Defaulted Interest

            Except as otherwise specified with respect to the Notes, any Defaulted Interest on any Note shall forthwith cease to be payable to the registered Holder thereof on the relevant Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 2.12 of the Indenture.

16.   No Recourse Against Others

            No recourse for the payment of the principal of or interest (or including Liquidated Damages, if any) on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, this Note or in any supplemental indenture, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director, or subsidiary, past, present or future, of the Company or of any successor corporation or entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being understood that all such liability is hereby waived and released as a condition to, and as a consideration for, the execution and delivery of the Indenture and the issue of this Note.

17.   Authentication

            This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.   Abbreviations

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.   CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

20.   Governing Law

            This Note shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in such state, without regard to principles of conflicts of law.

            The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                  Kroll Inc.
                  900 Third Avenue
                  New York, New York  10022
                  Attention:  General Counsel
                  Facsimile No.:  212-750-5628

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

             ---------------------------------------------------
            (Print or type assignee's name, address and zip code)

                   ----------------------------------------
                (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.
------------------------------------------------------------------------------

Date:____________________     Your Signature:___________________

Signature Guarantee:  ______________________________
                      (Signature must be guaranteed)

-----------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being:

CHECK ONE BOX BELOW:

1. [ ]   acquired for the undersigned's own account, without transfer; or

2. [ ]   transferred to the Company; or

3. [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

4. [ ] transferred pursuant to an effective registration statement under the Securities Act; or

5. [ ] transferred to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

6. [ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) or (6) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Notes, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

                                                ------------------------------
                                                Signature

Signature Guarantee:


-------------------------     ------------------------------
(Signature must be guaranteed)                  Signature
------------------------------------------------------------------------------

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:                          NOTICE:  To be executed by an executive officer

                                [INSERT NAME OF ASSIGNOR]


                                By:
                                   -----------------------------------------
                                   Name:
                                   Title:

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


    The following increases or decreases in this Global Note have been made:


                                                Principal
              Amount of        Amount of      Amount of this    Signature of
             decrease in      increase in      Global Note       authorized
              Principal        Principal      following such    signatory of
 Date of    Amount of this   Amount of this    decrease or       Trustee or
 Exchange    Global Note      Global Note        increase     Notes Custodian
------------------------------------------------------------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Note purchased by the Company pursuant to Section 7.1 or Article VI of the Indenture, check the box: o

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 7.1 or Article VI of the Indenture, state the amount in principal amount (must be an integral multiple of $1,000):
$---------------.

Date:____________________           Your Signature:__________________________
                                                  (Sign exactly as your name
                                                  appears on the other side
                                                  of this Note)



Signature Guarantee:  ________________________________________________
                     (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

              FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                  OR REGISTRATION OF TRANSFER OF SECURITIES

            Re: 1.75% Convertible Subordinated Notes due January 15, 2014 of Kroll Inc. (the "Company").

            This Certificate relates to $______________________ principal amount of Notes held in ______ book-entry or *______ definitive form by _____________________ (the "Transferor").

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

            In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of January 2, 2004 (as amended or supplemented to date, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

            [ ] Such Note is being acquired for the Transferor's own account without transfer.

            [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act.

            [ ] Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

            [ ] Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).



-------------------------
* Fill in blank or check appropriate box, as applicable.

            You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    [INSERT NAME OF TRANSFEROR]


                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:
                                       Address:


                                             Date:

                                CONVERSION NOTICE
To convert this Note into Common Stock of the Company, check the box:

[  ]

To convert only part of this Note, state the principal amount to be converted (must be in integral multiples of $1,000):

$_____________________________________________________________________________

If you want the stock certificate made out in another person's name, fill in the form below:


______________________________________________________________________________
(Insert other person's soc. sec. or tax I.D. no.)


______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
(Print or type other person's name, address and zip code)

Date:______________    Signature(s): _________________________________________

                                    __________________________________________
                                    (Signatures must be guaranteed by
                                    an "eligible guarantor
                                    institution" meeting the
                                    requirements of the Registrar,
                                    which requirements include
                                    membership or participation in the
                                    Security Transfer Agent Medallion
                                    Program ("STAMP") or such other
                                    "signature guarantee program" as
                                    may be determined by the Registrar
                                    in addition to, or in substitution
                                    for, STAMP, all in accordance with
                                    the Securities Exchange Act of
                                    1934, as amended.)

Signature(s) guaranteed by:___________________________________________________
                          (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

                [NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT]

            Re: Kroll Inc. 1.75% Convertible Subordinated Notes Due January 15, 2014 (the "Notes")


            Reference is hereby made to the Indenture dated as of January 2, 2004 between the Company and the Trustee (collectively, the "Indenture"). Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

            This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Notes and which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Common Stock.

            In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred and do not require registration under the Securities Act (as defined below) because:

            CHECK ONE BOX BELOW:

            [ ] Such Common Stock is being acquired for the Transferor's own account without transfer.

            [ ] Such Common Stock is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act.

            [ ] Such Common Stock is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (ii) pursuant to an effective registration statement under the Securities Act.

            [ ] Such Common Stock is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

            Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2), (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, including opinions of counsel, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                                    [Name of Transferor],


                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:
                                       Address:


                                     Dated:



                                      B-2